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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-163075

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not being used to solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 16, 2009

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 12, 2009)

$

SCANA Corporation

2009 Series A        % Enhanced Junior Subordinated Notes

                The Enhanced Junior Subordinated Notes (the "Junior Subordinated Notes") will bear interest at        % per year and will mature on January 30, 2065, subject to extensions to no later than January 30, 2080, as described in this prospectus supplement. We will pay interest on the Junior Subordinated Notes on January 30, April 30, July 30 and October 30 of each year, beginning January 30, 2010. The securities will be issued in registered form and in minimum denominations of $25 and integral multiples of $25.

                We may defer interest payments on the Junior Subordinated Notes on one or more occasions for up to ten consecutive years, as described in this prospectus supplement. Deferred interest payments will accumulate additional interest at a rate equal to the interest rate applicable to the Junior Subordinated Notes, to the extent permitted by applicable law.

                We may redeem the Junior Subordinated Notes at our option at the times and at the redemption prices described in this prospectus supplement.

                We intend to apply to list the Junior Subordinated Notes on The New York Stock Exchange. Trading on The New York Stock Exchange is expected to commence within 30 days after the Junior Subordinated Notes are first issued.

                Investing in the Junior Subordinated Notes involves risks. For a description of these risks, see "RISK FACTORS" beginning on page S-11 and on page 5 of the accompanying prospectus.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to SCANA Before Expenses(2)
Per Junior Subordinated Note	$	$	$
Total(3)	$	$	$

(1)
Plus accrued interest from November     , 2009, if settlement occurs after that date.

(2)
Underwriting commissions of $        per Junior Subordinated Note (or up to $                    for all Junior Subordinated Notes) will be deducted from the proceeds paid to us by the underwriters. However, the commission will be $        per Junior Subordinated Note for sales to institutions and, to the extent of such sales, the total underwriting discount will be less than the amount described in this prospectus supplement. As a result of sales to institutions, the total proceeds to us increase by $        .

(3)
Assumes no exercise of over-allotment option.

                The underwriters will have the option to purchase within 30 calendar days after November     , 2009 up to an additional $                    in principal amount of the Junior Subordinated Notes in order to cover over-allotments, if any.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The Junior Subordinated Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about November     , 2009.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities
Sole Structuring Advisor

The date of this prospectus supplement is November     , 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described in the section entitled "WHERE YOU CAN FIND MORE INFORMATION" in this prospectus supplement.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering, is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

              When this prospectus supplement uses the words "SCANA," "we," "us," and "our," they refer to SCANA Corporation, unless otherwise expressly stated or the context otherwise requires. The term "Company," when used in this prospectus supplement, means us and our subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our file number with the SEC is 001-08809. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also read and copy these documents at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

              This prospectus supplement does not repeat important information that you can find in our registration statement (File No. 333-163075) and in the reports and other documents that we file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings (other than any portions of those documents not deemed to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until such time as all of the securities covered by this prospectus supplement have been sold or the offering is terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  Quarterly Report on Form 10-Q/A filed on July 2, 2009; and

  •
  Current Reports on Form 8-K, filed January 5, 2009, February 23, 2009, May 18, 2009, July 20, 2009, July 30, 2009 (with respect to Item 5.02 of Form 8-K) and August 14, 2009.

              You may request a copy of these filings, at no cost, by writing or telephoning us at:

      Bryan Hatchell, Investor Relations Manager
      Investor Relations – B222
      SCANA Corporation
      220 Operation Way
      Cayce, South Carolina 29033-3701
      (803) 217-7458

 FORWARD-LOOKING INFORMATION

              Statements included in this prospectus supplement and the accompanying prospectus that are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by our subsidiaries; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for our regulated and diversified subsidiaries; (7) the results of short-and long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in accounting rules and accounting policies for us or our subsidiaries; (9) the effects of weather, including drought, especially in areas where the Company's generation and transmission facilities are located and in areas served by our subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of our pension plan assets; (14) inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by us or South Carolina Electric & Gas Company ("SCE&G") with the SEC. We disclaim any obligation to update any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

              The following summary contains basic information about this offering. It may not contain all the information that is important to you. The section of this prospectus supplement entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES" and the section of the accompanying prospectus entitled "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES" contain more detailed information regarding the terms and conditions of the Junior Subordinated Notes. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

 SCANA and its Subsidiaries

              SCANA is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses. Through its subsidiaries, the Company serves more than 654,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia.

              SCANA is a South Carolina corporation with general business powers, and was incorporated on October 10, 1984. SCANA's principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

              For more information about SCANA and its subsidiaries, see "THE REGISTRANTS" in the accompanying prospectus.

Ratio of Earnings to Fixed Charges

              Our historical ratios of earnings to fixed charges are as follows:

		Year Ended December 31,
Nine Months Ended September 30, 2009	Twelve Months Ended September 30, 2009
		2008	2007	2006	2005	2004
2.88	2.89	3.04	3.03	2.94	2.19	2.65

              For purposes of these ratios, earnings represent pre-tax income from continuing operations plus fixed charges and distributed income from equity investees, less preferred stock dividend requirements. Fixed charges represent interest charges, preferred stock dividend requirements and the estimated interest portion of annual rentals.

The Offering

The Junior Subordinated Notes

              We are offering $                    aggregate principal amount of the Junior Subordinated Notes ($                    if the underwriters exercise their over-allotment option in full). The Junior Subordinated Notes will mature on January 30, 2065, subject to extensions to no later than January 30, 2080, as described in this prospectus supplement.

              The Junior Subordinated Notes will be issued under our Junior Subordinated Indenture, dated as of November 1, 2009 ("Subordinated Indenture") between us and U.S. Bank National Association, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of November 1, 2009 (the "First Supplemental Indenture"), between us and the Trustee.

Maturity

              The maturity date of the Junior Subordinated Notes initially will be January 30, 2065, but will be automatically extended, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes, for additional quarterly periods on each of January 30, April 30, July 30 and October 30, beginning on January 30, 2015, through and including October 30, 2019, without notice to, or the consent of, the holders of the Junior Subordinated Notes. Subject to the conditions described in this prospectus supplement, the maturity date will be further automatically extended for additional quarterly periods beginning on January 30, 2020, through and including October 30, 2029, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes. The final maturity date of the Junior Subordinated Notes will be no later than January 30, 2080, on which date the entire principal amount of the Junior Subordinated Notes will become due and payable, together with any accrued and unpaid interest.

Interest

              The Junior Subordinated Notes will bear interest at        % per year. Subject to our right to defer interest payments described below, interest is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning January 30, 2010.

Ranking

              Our payment obligations under the Junior Subordinated Notes will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Junior Subordinated Notes, and our indebtedness to our subsidiaries (see "RISK FACTORS" below). As of September 30, 2009, we had approximately $0.9 billion principal amount of outstanding long-term debt on an unconsolidated basis (including securities due within one year) that will be senior to the Junior Subordinated Notes.

              There are no terms in the Subordinated Indenture or the Junior Subordinated Notes that limit our ability or the ability of our subsidiaries to incur additional indebtedness, and we expect from time to time to incur additional indebtedness constituting senior indebtedness that will be senior to the Junior Subordinated Notes.

Option to Defer Interest Payments

              So long as there is no event of default with respect to the Junior Subordinated Notes under the Subordinated Indenture pursuant to which the Junior Subordinated Notes will be issued, at our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to ten consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an Optional Deferral Period). In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Junior Subordinated Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Junior Subordinated Notes (which is January 30, 2065, subject to extensions as described in this prospectus supplement), and we may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until we have paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

              Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to the interest rate applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. Once we pay all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the maturity date of the Junior Subordinated Notes.

              We will give the Trustee written notice of our election to begin an Optional Deferral Period at least one business day before the record date for the next interest payment date. The Trustee will forward any written notice that we give at our election to begin an Optional Deferral Period to the holders of the Junior Subordinated Notes. However, our failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of an Optional Deferral Period. We have no current intention of deferring interest payments on the Junior Subordinated Notes.

Dividend Stopper; Other Limitations

              Unless we have paid all accrued and payable interest on the Junior Subordinated Notes and we are not deferring any interest payments on the Junior Subordinated Notes at such time, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

  •
  declare or pay any dividends (other than dividends paid in shares of capital stock) or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Subordinated Indenture); or

  •
  make any payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.

              Even though you will not receive any interest payments on your Junior Subordinated Notes during an Optional Deferral Period, you likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of your method of accounting for United States federal income tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Notes. See the section entitled "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS—U.S. Holders."

Redemption

              We may redeem the Junior Subordinated Notes before their maturity as follows, at the following redemption prices:

  •
  in whole or in part on one or more occasions before January 30, 2015, at the "Make-Whole Amount," plus accrued and unpaid interest,

  •
  in whole or in part on one or more occasions on or after January 30, 2015, at 100% of their principal amount, plus accrued and unpaid interest,

  •
  in whole, but not in part, before January 30, 2015, at 100% of their principal amount, plus accrued and unpaid interest, if certain changes in tax laws, regulations or interpretations occur, or

  •
  in whole or in part on one or more occasions before January 30, 2015, at the "Rating Agency Event Make-Whole Amount," plus accrued and unpaid interest, if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Notes.

The changes that will constitute a Tax Event or a Rating Agency Event (each as defined below) are more fully described below in the section entitled "SPECIFIC TERMS OF THE JUNIOR

SUBORDINATED NOTES—Redemption" and "—Right to Redeem at Make-Whole Amount or Rating Agency Event Make-Whole Amount."

Replacement Capital Covenant

              Around the time of the initial issuance of the Junior Subordinated Notes, we will enter into a Replacement Capital Covenant (as described in the section entitled "CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT") in which we will covenant for the benefit of holders of a designated series of our indebtedness, other than the Junior Subordinated Notes, that we will not redeem or purchase, or satisfy, discharge or defease (collectively, "defease" or "a defeasance") the Junior Subordinated Notes on or before January 30, 2035 (which date will be automatically extended for additional quarterly periods to no later than January 30, 2050, if and to the extent that the maturity date of the Junior Subordinated Notes is extended as provided below in the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Maturity"), or, if earlier, the Termination Date (as defined in the section entitled "CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT") unless, subject to certain limitations, during the 180 days prior to the date of that redemption, purchase or defeasance we have received a specified amount of proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Notes at that time. The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Notes and may not be enforced by them, and the Replacement Capital Covenant is not a term of the Subordinated Indenture or the Junior Subordinated Notes.

Expected Ratings

              We expect that the Junior Subordinated Notes will be rated Baa3, BBB- and BBB by Moody's Investors Service ("Moody's"), Standard & Poor's Ratings Services ("Standard & Poor's") and Fitch Ratings Ltd. ("Fitch"), respectively. Credit ratings are intended to provide banks and capital market participants with a framework for comparing the credit quality of securities and are not a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

U.S. Federal Income Tax Considerations

              In connection with the issuance of the Junior Subordinated Notes, our counsel, McNair Law Firm, P.A., will render its opinion to us that, for United States federal income tax purposes, the Junior Subordinated Notes will be classified as indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary conditions. See the section entitled "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS."

              Each purchaser of Junior Subordinated Notes agrees, by accepting the Junior Subordinated Notes or a beneficial interest therein, to treat them as indebtedness for all United States federal, state and local tax purposes. We intend to treat the Junior Subordinated Notes in the same manner.

              If we elect to defer interest on the Junior Subordinated Notes, the holders of the Junior Subordinated Notes will be required to accrue income for United States federal income tax purposes in the amount of the accumulated interest payments on the Junior Subordinated Notes, in the form of original issue discount, even though cash interest payments are deferred and even though the holders may be cash basis taxpayers.

Listing of Junior Subordinated Notes

              We intend to apply for the listing of the Junior Subordinated Notes on The New York Stock Exchange. If approved for listing, trading of the Junior Subordinated Notes on The New York Stock Exchange is expected to begin within 30 days after they are first issued.

Use of Proceeds

              We intend to use the net proceeds from the sale of the Junior Subordinated Notes to provide funds to SCE&G to redeem all of the outstanding shares of SCE&G's preferred stock and for general corporate purposes. See the section entitled "USE OF PROCEEDS."

Risk Factors

              Investing in the Junior Subordinated Notes involves risks. See the section entitled "RISK FACTORS" for a discussion of factors you should carefully consider before deciding to invest in the Junior Subordinated Notes.

RISK FACTORS

              Your investment in the Junior Subordinated Notes involves certain risks. There are certain risks associated with the Junior Subordinated Notes themselves. In addition, our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these risks and factors below. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Junior Subordinated Notes is suitable for you. In addition, see "Risk Factors" included in our most recent Annual Report on Form 10-K for the year ended December 31, 2008, within Item 1A, Risk Factors, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and see page 5 of the accompanying prospectus. Each of the risks described could affect the value of your investment in the Junior Subordinated Notes.

              We may elect to defer interest payments on the Junior Subordinated Notes at our option for one or more periods of up to ten years. This may affect the market price of the Junior Subordinated Notes.    We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for one or more periods of up to ten consecutive years, as described in this prospectus supplement in the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Option to Defer Interest Payments." At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to ten consecutive years. During any Optional Deferral Period, interest on the Junior Subordinated Notes would be deferred but would accrue additional interest at a rate equal to the interest rate applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. No Optional Deferral Period may extend beyond the maturity date of the Junior Subordinated Notes. If we exercise our right to defer interest payments, the Junior Subordinated Notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Notes or that is otherwise less than the price at which the Junior Subordinated Notes may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the Junior Subordinated Notes may be more volatile than other securities that do not have these rights.

              We are not permitted to pay current interest on the Junior Subordinated Notes until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.    During an Optional Deferral Period of less than ten years, we will be prohibited from paying current interest on the Junior Subordinated Notes until we have paid all accrued and unpaid deferred interest. As a result, we may not be able to pay current interest on the Junior Subordinated Notes if we do not have available funds to pay all accrued and unpaid interest.

              The Junior Subordinated Notes are effectively subordinated to substantially all of our other debt, including the debt of our subsidiaries.    Our obligations under the Junior Subordinated Notes are subordinate and junior in right of payment to all of our other indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Junior Subordinated Notes, and our indebtedness to our subsidiaries. This means that we cannot make any payments on the Junior Subordinated Notes if we default on a payment of any of our other indebtedness and do not cure the default within the applicable grace period, if the holders of all of our other indebtedness have the right to accelerate the maturity of all of our other indebtedness and request that we cease payments on the Junior Subordinated Notes or if the terms of all of our other indebtedness otherwise restrict us from making payments to junior creditors.

              Due to the subordination provisions described in the section entitled "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES—Subordination" in the accompanying prospectus, in the event of our insolvency, funds which we would otherwise use to pay the holders of the Junior Subordinated Notes will be used to pay the holders of all of our other more senior indebtedness to the extent necessary to pay all of our other more senior indebtedness in full. By reason of such subordination, in the event of our insolvency, holders of Priority Indebtedness (as defined in the accompanying prospectus in the section entitled "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES—Subordination") may receive more, ratably, and holders of the Junior Subordinated Notes may receive less, ratably, than our other creditors. In addition, the holders of all of our other more senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the Junior Subordinated Notes.

              Holders of Junior Subordinated Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. In addition to trade debt, many of our operating subsidiaries have ongoing intercompany debt programs used to finance their business activities. All of this intercompany debt will be effectively senior to the Junior Subordinated Notes.

              There are no terms in the Subordinated Indenture or the Junior Subordinated Notes that limit our ability or our subsidiaries' ability to incur additional indebtedness, and we expect both from time to time to incur additional indebtedness that will be senior to the Junior Subordinated Notes.

              We are a holding company, and payments on the Junior Subordinated Notes will only be made from our earnings and assets, and not those of our subsidiaries.    We are a holding company that conducts substantially all of our operations through our subsidiaries. Therefore, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders and corporate expenses depends upon the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us.

              Our right to redeem or purchase the Junior Subordinated Notes is limited by a covenant that we are making in favor of certain other debtholders.    By their terms, the Junior Subordinated Notes may be redeemed by us before their maturity at the redemption prices described in the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Redemption" and "—Right to Redeem at Make-Whole Amount or Rating Agency Event Make-Whole Amount," plus accrued and unpaid interest, (i) in whole or in part on one or more occasions before January 30, 2015; (ii) in whole or in part on one or more occasions on or after January 30, 2015; (iii) in whole, but not in part, before January 30, 2015, if certain changes in tax laws, regulations or interpretations occur; or (iv) in whole or in part on one or more occasions before January 30, 2015, if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Notes. However, around the time of the initial issuance of the Junior Subordinated Notes, we are entering into a "Replacement Capital Covenant," which is described in the section entitled "CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT," that will limit our right to redeem, purchase or defease the Junior Subordinated Notes. In the Replacement Capital Covenant, we covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the Junior Subordinated Notes that we will not redeem, purchase or defease the Junior Subordinated Notes on or before January 30, 2035 (which date will be automatically extended for additional quarterly periods to no later than January 30, 2050, if and to the extent that the maturity date of the Junior Subordinated Notes is extended as provided in the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Maturity") or, if earlier, upon the occurrence of other events constituting the "Termination Date" under the Replacement Capital Covenant unless, subject to certain limitations, during the 180 days prior to the date of that redemption, purchase or defeasance we have received proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Notes at the time of redemption, purchase or defeasance.

              Our ability to raise proceeds from the sale of securities that qualify under the Replacement Capital Covenant during the 180 days prior to a proposed redemption, purchase or defeasance will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of those securities. Accordingly, there could be circumstances where we would wish to redeem or purchase some or all of the Junior Subordinated Notes, including as a result of a Tax Event or a Rating Agency Event, and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from the sale of securities that qualify under the Replacement Capital Covenant.

              The maturity of the Junior Subordinated Notes may be extended by us without the consent of the holders.    The maturity date of the Junior Subordinated Notes is initially January 30, 2065, but may be extended automatically for up to five years without the consent of the holders. In addition, subject to the conditions described in the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Maturity," the maturity date of the Junior Subordinated Notes may be further automatically extended for up to an additional ten years to no later than January 30, 2080. You should not rely on receiving the principal amount of any Junior Subordinated Note on the initial maturity date.

              Any downgrade in our credit ratings could negatively affect our financial condition and reduce the market value of the Junior Subordinated Notes.    We expect that the Junior Subordinated Notes will be rated Baa3 (negative outlook), BBB- (stable outlook) and BBB (stable outlook) by Moody's, Standard & Poor's and Fitch, respectively. These credit ratings may not reflect the potential impact of risks relating to the structure, marketing or trading of the Junior Subordinated Notes. Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Any downgrades of us, our affiliates or our securities by the rating agencies could make it more difficult or costly for us to access additional external financing and could have an adverse effect on our results of operations or financial condition. Additionally, any actual or anticipated downgrade of our credit ratings could negatively affect the ability of holders of the Junior Subordinated Notes to sell their Junior Subordinated Notes and the prices at which the Junior Subordinated Notes may be sold.

              Rating agencies may change rating methodologies, including their views on "notching" practices and equity credit methodologies. This may affect the market price of the Junior Subordinated Notes.    The rating agencies that currently or may in the future publish a rating for us may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer's senior securities and ratings assigned to securities with features similar to the Junior Subordinated Notes, sometimes called "notching." If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Junior Subordinated Notes are subsequently lowered, that could have a negative impact on the ability of holders of the Junior Subordinated Notes to sell their Junior Subordinated Notes and the prices at which the Junior Subordinated Notes may be sold. The rating agencies may also, from time to time in the future, change the way they award equity credit to securities such as the Junior Subordinated Notes. If such a change caused the rating agencies to award less equity credit to the Junior Subordinated Notes, that could adversely affect the rating agencies' views of our capital structure and credit profile.

              You may have to pay taxes on interest before you receive cash from us.    If we defer interest payments on the Junior Subordinated Notes for one or more Optional Deferral Periods, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the Junior Subordinated Notes, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your Junior Subordinated Notes prior to the record date for the first interest payment after an Optional Deferral Period, you would never receive the cash from us related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Notes.

              For more information regarding the tax consequences of purchasing the Junior Subordinated Notes, see below in the section entitled "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS."

              The after-market price of the Junior Subordinated Notes may be discounted significantly if we defer interest payments.    If we defer interest payments on the Junior Subordinated Notes, you may be unable to sell your Junior Subordinated Notes at a price that reflects the value of deferred amounts. To the extent a trading market develops for the Junior Subordinated Notes, that market may not continue during an Optional Deferral Period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell Junior Subordinated Notes at those times, either at a price that reflects the value of required payments under the Junior Subordinated Notes or at all.

              An active after-market for the Junior Subordinated Notes may not develop.    The Junior Subordinated Notes constitute a new issue of securities with no established trading market. While we plan to list the Junior Subordinated Notes on The New York Stock Exchange, we cannot assure you that an active after-market for the Junior Subordinated Notes will develop or be sustained or that holders of the Junior Subordinated Notes will be able to sell their Junior Subordinated Notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Junior Subordinated Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Junior Subordinated Notes.

USE OF PROCEEDS

              We intend to use the net proceeds from the sale of the Junior Subordinated Notes to provide funds to SCE&G to redeem all of the outstanding shares of SCE&G's preferred stock and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

              Our historical ratios of earnings to fixed charges are as follows:

		Year Ended December 31,
Nine Months Ended September 30, 2009	Twelve Months Ended September 30, 2009
		2008	2007	2006	2005	2004
2.88	2.89	3.04	3.03	2.94	2.19	2.65

              For purposes of these ratios, earnings represent pre-tax income from continuing operations plus fixed charges and distributed income from equity investees, less preferred stock dividend requirements. Fixed charges represent interest charges, preferred stock dividend requirements and the estimated interest portion of annual rentals.

SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES

              Set forth below is a description of the specific terms of the Junior Subordinated Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Junior Subordinated Notes set forth in the accompanying prospectus in the section entitled "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES" and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in the accompanying prospectus. The Junior Subordinated Notes will be issued under our Subordinated Indenture. The following description is not complete in every detail and is subject to, and is qualified in its entirety by reference to, the description of the Junior Subordinated Notes in the accompanying prospectus, the Subordinated Indenture and the First Supplemental Indenture. Capitalized terms used in this section that are not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus, the Subordinated Indenture or the First Supplemental Indenture, as applicable.

              We are offering $            aggregate principal amount of the Junior Subordinated Notes. The Junior Subordinated Notes will be issued in minimum denominations of $25 and integral multiples of $25. In addition, we have granted the underwriters an option to purchase up to an additional $            principal amount of the Junior Subordinated Notes for 30 calendar days after November     , 2009 in order to cover over-allotments, if any.

              The Junior Subordinated Notes will be represented by one or more global securities that will be deposited with or held on behalf of and registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that you will not receive a certificate for your Junior Subordinated Notes but, instead, will hold your interest through DTC's system. We expect that the Junior Subordinated Notes will be ready for delivery through the facilities of DTC on or about the date indicated on the cover of this prospectus supplement.

              All of the Junior Subordinated Notes need not be issued at the same time, and the series may be re-opened for issuances of additional Junior Subordinated Notes of the series. This means that we may from time to time, without notice to, or the consent of, the existing holders of the Junior Subordinated Notes, create and issue additional Junior Subordinated Notes. Such additional Junior Subordinated Notes will have the same terms as the Junior Subordinated Notes in all respects (except for the payment of interest accruing prior to the issue date of the additional Junior Subordinated Notes or except for the first payments of interest following the issue date of the additional Junior Subordinated Notes) so that the additional Junior Subordinated Notes may be consolidated and form a single series with the Junior Subordinated Notes.

Maturity

              The maturity date of the Junior Subordinated Notes initially will be January 30, 2065, but will be automatically extended, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes, for additional quarterly periods on each of January 30, April 30, July 30 and October 30, beginning on January 30, 2015, through and including October 30, 2019, without notice to, or the consent of, the holders of the Junior Subordinated Notes. Subject to the conditions described below, the maturity date will be further automatically extended for additional quarterly periods beginning on January 30, 2020, through and including October 30, 2029, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes. For example, a Junior Subordinated Note that has not been redeemed or called for redemption on or before January 30, 2015, will have its final maturity extended by one quarter to April 30, 2065. The final maturity date of the Junior Subordinated Notes will be no later than January 30, 2080, on which date the entire principal amount of the Junior Subordinated Notes will become due and payable, together with any accrued and unpaid interest. The Junior Subordinated Notes are not subject to any sinking fund provision.

              With respect to each extension beginning on January 30, 2020, the following will constitute the extension conditions:

  •
  on the applicable extension date the ratings on the Junior Subordinated Notes satisfy at least two of the three following ratings criteria: (i) at least Baa3 by Moody's, (ii) at least BBB- by Standard & Poor's, and (iii) at least BBB- by Fitch, or, if Moody's, Standard & Poor's and/or Fitch (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization; and

  •
  during the three years prior to the applicable extension date:

  •
  no event of default has occurred in respect of any of our then outstanding indebtedness for money borrowed; and

  •
  we did not have (and do not have at the extension date) any outstanding deferred payments under any of our then-outstanding preferred stock or debt securities.

Interest

              The Junior Subordinated Notes will bear interest at        % per year from the date of original issuance. Subject to our right to defer interest payments described below, interest is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2010 (each, an "Interest Payment Date"). If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the annual rate of        %, to the extent permitted by applicable law. The amount of interest payable for any quarterly interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

              In this prospectus supplement the term "interest" includes quarterly interest payments, and applicable interest on interest payments accrued but not paid on the applicable Interest Payment Date.

              A "business day" is any day that is not a Saturday, a Sunday, a day on which banks in New York City or the Federal Reserve System are authorized or obligated by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Trustee is closed for business.

              If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a business day, then payment of interest and/or principal payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

              So long as the Junior Subordinated Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date.

              If the Junior Subordinated Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day before the applicable Interest Payment Date (whether or not a business day); however, interest payable on the date principal thereof is due and payable, whether at maturity or by declaration of acceleration, call for redemption or otherwise will be paid to the person to whom principal is payable.

Ranking

              Our payment obligations under the Junior Subordinated Notes will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Junior Subordinated Notes, and our indebtedness to our subsidiaries (see "RISK FACTORS" above). As of September 30, 2009, we had approximately $0.9 billion principal amount of outstanding long-term debt on an unconsolidated basis (including securities due within one year) that will be senior to the Junior Subordinated Notes.

              There are no terms in the Subordinated Indenture or the Junior Subordinated Notes that limit our ability or the ability of our subsidiaries to incur additional indebtedness, and we expect from time to time to incur additional indebtedness constituting senior indebtedness that will be senior to the Junior Subordinated Notes.

Option to Defer Interest Payments

              So long as there is no event of default with respect to the Junior Subordinated Notes under the Subordinated Indenture pursuant to which the Junior Subordinated Notes will be issued, at our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to ten consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an Optional Deferral Period). In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Junior Subordinated Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the maturity date of the Junior Subordinated Notes (which is January 30, 2065, subject to extensions as described in this prospectus supplement), and we may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until we have paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

              Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to the interest rate applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. Once we pay all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the maturity date of the Junior Subordinated Notes.

    Certain Limitations During an Optional Deferral Period

              Unless we have paid all accrued and payable interest on the Junior Subordinated Notes and are not deferring any interest payments on the Junior Subordinated Notes at such time, subject to several exceptions, we will not and our subsidiaries will not do any of the following:

    (i)
    declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

    (ii)
    make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Subordinated Indenture); or

    (iii)
    make any payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.

              However, the foregoing provisions shall not prevent or restrict us from making:

    (a)
    purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock for another class or series of our capital stock;

    (c)
    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

    (d)
    dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

    (f)
    payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

    Notice

              We will give the Trustee written notice of our election to begin an Optional Deferral Period at least one business day before the record date for the next Interest Payment Date. The Trustee will forward any written notice that we give at our election to begin an Optional Deferral Period to the holders of the Junior Subordinated Notes. However, our failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless we pay such interest within five business days after the Interest Payment Date, whether or not we provide a notice of deferral. We have no current intent of deferring interest payments on the Junior Subordinated Notes.

Events of Default

              For a description of the events of default under the Subordinated Indenture, see the accompanying prospectus in the heading "DESCRIPTION OF THE JUNIOR SUBORDINATED

NOTES—Events of Default." No additional events of default under the Subordinated Indenture will be specified in the First Supplemental Indenture.

Agreement by Holders to Certain Tax Treatment

              Each holder of the Junior Subordinated Notes will, by accepting the Junior Subordinated Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Notes constitute debt and will treat the Junior Subordinated Notes as debt for United States federal, state and local tax purposes.

Redemption

              The Junior Subordinated Notes will mature on January 30, 2065, subject to extensions as described in this prospectus supplement, and may be redeemed before their maturity:

  •
  in whole or in part on one or more occasions before January 30, 2015, at the "Make-Whole Amount" described below, plus accrued and unpaid interest (see "—Right to Redeem at Make-Whole Amount or Rating Agency Event Make-Whole Amount" below),

  •
  in whole or in part on one or more occasions on or after January 30, 2015, at 100% of their principal amount plus accrued and unpaid interest,

  •
  in whole, but not in part, before January 30, 2015, at 100% of their principal amount plus accrued and unpaid interest, upon the occurrence of a Tax Event, or

  •
  in whole or in part on one or more occasions before January 30, 2015, at the "Rating Agency Make-Whole Amount" described below, plus accrued and unpaid interest, if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Notes (see "—Right to Redeem at Make-Whole Amount or Rating Agency Event Make-Whole Amount" below).

              "Tax Event" means the receipt by us of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) any threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

    Right to Redeem at Make-Whole Amount or Rating Agency Event Make-Whole Amount

              The Junior Subordinated Notes are redeemable, at any time in whole or from time to time in part, at our option prior to January 30, 2015, at a redemption price equal to the Make-Whole Amount (as defined below), plus accrued and unpaid interest through, but not including, the redemption date.

              At any time before January 30, 2015, if a Rating Agency Event (as defined below) occurs, we will also have the right to redeem, in whole or in part, the Junior Subordinated Notes, at a redemption price equal to the Rating Agency Event Make-Whole Amount (as defined below), plus accrued and unpaid interest through, but not including, the redemption date.

              A Rating Agency Event means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (sometimes referred to in this prospectus supplement as a "rating agency") that currently publishes a rating for SCANA in assigning equity credit to securities such as the Junior Subordinated Notes, as such methodology is in effect on the date of this prospectus supplement (the current criteria), which change results in:

  •
  the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the Junior Subordinated Notes, or

  •
  a lower or higher equity credit being assigned by such rating agency to the Junior Subordinated Notes as of the date of such change than the equity credit that would have been assigned to the Junior Subordinated Notes as of the date of such change by such rating agency pursuant to its current criteria.

              The Make-Whole Amount and the Rating Agency Event Make-Whole Amount will be determined in accordance with the following provisions:

              "Make-Whole Amount" means an amount equal to the greater of:

  •
  100% of the principal amount of the Junior Subordinated Notes then outstanding being redeemed, or

  •
  the sum of the present values of (i) the remaining scheduled payments of interest thereon during the Designated Period (not including any portion of such payments of interest accrued as of the redemption date) and (ii) the principal amount of the Junior Subordinated Notes being redeemed assuming, solely for purposes of this calculation, a scheduled payment of such principal on January 30, 2015, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus    basis points, as calculated by an Independent Investment Banker.

              "Rating Agency Event Make-Whole Amount" means an amount equal to the greater of:

  •
  100% of the principal amount of the Junior Subordinated Notes then outstanding being redeemed, or

  •
  the sum of the present values of (i) the remaining scheduled payments of interest thereon during the Designated Period (not including any portion of such payments of interest accrued as of the redemption date) and (ii) the principal amount of the Junior Subordinated Notes being redeemed assuming, solely for purposes of this calculation, a scheduled payment of such principal on January 30, 2015, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus    basis points, as calculated by an Independent Investment Banker.

              "Adjusted Treasury Rate" means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the end of the Designated Period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined by an Independent Investment Banker and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a remaining term to maturity comparable to the Designated Period that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Designated Period.

              "Comparable Treasury Price" for any redemption date means (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

              "Designated Period" means the time period from the redemption date for the Junior Subordinated Notes to January 30, 2015.

              "Independent Investment Banker" means Banc of America Securities LLC, Morgan Stanley & Co. Incorporated or one other primary United States government securities dealer in the United States (a "Primary Treasury Dealer") selected by Wells Fargo Securities, LLC and their respective successors, as selected by us, or if none of such firms are willing or able to serve as such, another Primary Treasury Dealer appointed by us.

              "Reference Treasury Dealer" means (i) Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, and one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors; provided that, if any such firm or its successors ceases to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer; and (ii) two other Primary Treasury Dealers selected by us.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The Trustee

              The Trustee for the Subordinated Indenture is, and the Trustee for this series of Junior Subordinated Notes will be, U.S. Bank National Association or its affiliates. The Trustee will administer its corporate trust business at 1441 Main Street, Suite 775, Columbia, South Carolina 29201. U.S. Bank National Association may be a lender under our, or our subsidiaries or affiliates', credit agreements and may provide other commercial banking and other services to us and/or our subsidiaries or affiliates.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

              This section briefly summarizes some of the provisions of the Replacement Capital Covenant. This summary does not contain a complete description of the Replacement Capital Covenant. You should read this summary together with the Replacement Capital Covenant for a complete understanding of all the provisions. Our Replacement Capital Covenant is available upon request.

              At or around the time of the issuance of the Junior Subordinated Notes, we will covenant in the Replacement Capital Covenant for the benefit of holders of a designated series of our unsecured long-term indebtedness that ranks senior to the Junior Subordinated Notes, that

  •
  we will not redeem, purchase or defease any portion of the Junior Subordinated Notes, and

  •
  we will not cause our majority-owned subsidiaries to purchase all or any part of the Junior Subordinated Notes;

on or before January 30, 2035 (which date will be automatically extended for additional quarterly periods to no later than January 30, 2050, if and to the extent that the maturity date of the Junior Subordinated Notes is extended as provided in the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Maturity"), or, if earlier, upon the occurrence of other events constituting the Termination Date (as defined herein) unless, subject to certain limitations, a specified amount shall have been raised from the issuance, during the 180 days prior to the date of that redemption, purchase or defeasance, of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Notes at the time of redemption, purchase or defeasance. The determination of the equity-like characteristics of the Junior Subordinated Notes may result in the issuance of an amount of new securities that may be less than the principal amount of the Junior Subordinated Notes being redeemed, purchased or defeased, depending upon, among other things, the nature of the new securities issued and the equity-like characteristics attributed by a rating agency to the Junior Subordinated Notes and the new securities.

              The Replacement Capital Covenant runs only to the benefit of holders of the designated series of our unsecured long-term indebtedness. The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Notes and may not be enforced by them, and the Replacement Capital Covenant is not a term of the Subordinated Indenture or the Junior Subordinated Notes.

              Our ability to raise amounts from the issuance of qualifying securities during the 180 days prior to a proposed redemption, purchase or defeasance of the Junior Subordinated Notes will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the nature and terms of those qualifying securities.

              We may amend or supplement the Replacement Capital Covenant from time to time with the consent of the holders of a majority in aggregate outstanding principal amount of the designated series of indebtedness benefiting from the Replacement Capital Covenant (the "covered debt"), except that no such consent will be required (i) to eliminate certain specified types of securities from qualifying as replacement capital securities, (ii) if the sole effect of such amendment or supplement is either (A) to impose additional restrictions on the ability (1) of us to redeem, purchase or defease the Junior Subordinated Notes or (2) of any majority-owned subsidiary of ours to purchase the Junior Subordinated Notes, or (B) to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as replacement capital securities (other than securities which are covered by clause (i) above) and, in each case, one of our officers has delivered to the holders of the then-effective covered debt a written certificate to that effect, (iii) if such amendment or supplement extends the Stepdown Date (the date on which the amount of qualifying securities required for redemption, purchase or defeasance of the Junior Subordinated Notes is reduced which is defined to mean the earliest to occur of either (i) the date 50 years prior to the maturity date, as extended, of the Junior Subordinated Notes or (ii) the date of initial application to the Junior Subordinated Notes by a qualified ratings organization of a new methodology for assigning equity credit to the Junior Subordinated Notes implemented subsequent to the date of the Replacement Capital Covenant that results in a reduction in the equity credit ascribed to the Junior Subordinated Notes by such ratings organization on the date of initial issuance of the Junior Subordinated Notes) or the Termination Date (as defined below) for the Replacement Capital Covenant, or both, or (iv) if such amendment or supplement is not adverse to the holders of the then-effective covered debt, and one our officers has delivered to the holders of the then-effective covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the series of then-effective covered debt.

              The Replacement Capital Covenant will remain in effect until the earliest date ("Termination Date") to occur of (i) January 30, 2035 (which date will be automatically extended for additional quarterly periods to no later than January 30, 2050, if and to the extent that the maturity date of the Junior Subordinated Notes is extended), or if earlier, the date on which the Junior Subordinated Notes are otherwise paid, redeemed, defeased, or purchased in full (in compliance with the Replacement Capital Covenant), (ii) the date, if any, on which the holders of at least a majority of the outstanding principal amount of the then effective covered debt agree to the termination of our obligations under the Replacement Capital Covenant, (iii) the date on which we have no eligible unsecured long-term debt and (iv) the date on which the Junior Subordinated Notes are accelerated as a result of an event of default under the Subordinated Indenture. For a description of the events of default under the Subordinated Indenture, see the section entitled "SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES—Events of Default" and the section entitled "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES—Events of Default" in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following is a general discussion of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Notes. This discussion only applies to Junior Subordinated Notes that are held as capital assets by holders who purchase the Junior Subordinated Notes in the initial offering at their "issue price," which will equal the first price at which a substantial amount of the Junior Subordinated Notes are sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not describe all of the tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the Junior Subordinated Notes through a partnership or other pass-through entity), persons holding the Junior Subordinated Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the United States dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid United States federal income tax. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any United States federal estate, gift or alternative minimum tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements of the Internal Revenue Service, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

              As used in this prospectus supplement, the term "U.S. holder" means a beneficial owner of a Junior Subordinated Note that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that trust was in existence on August 1, 1996 and has a valid election in effect under applicable United States Treasury regulations to be treated as a domestic trust.

              As used in this summary, the term "non-U.S. holder" means a beneficial owner of a Junior Subordinated Note that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

              Persons considering the purchase of the Junior Subordinated Notes should consult their own tax advisors as to the United States federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Notes in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Junior Subordinated Notes

              The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the

United States federal income tax treatment of securities similar to the Junior Subordinated Notes. Based upon an analysis of the relevant facts and circumstances, including certain assumptions made by them and representations provided by us to them, McNair Law Firm, P.A. will provide us with an opinion generally to the effect that under then current law and assuming full compliance with the terms of the Subordinated Indenture and other relevant documents, the Junior Subordinated Notes will be treated as indebtedness of SCANA for United States federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the Internal Revenue Service ("IRS") or any court and there can be no assurance that the IRS or a court will agree with this opinion. We agree, and by acquiring an interest in a Junior Subordinated Note each beneficial owner of a Junior Subordinated Note will agree, to treat the Junior Subordinated Notes as indebtedness for United States federal income tax purposes, and the remainder of this discussion assumes this treatment. Holders should consult their own tax advisors regarding the tax consequences if the Junior Subordinated Notes are not treated as indebtedness for United States federal income tax purposes.

U.S. Holders

    Interest

              Pursuant to applicable United States Treasury regulations, the possibility that interest on the Junior Subordinated Notes might be deferred could result in the Junior Subordinated Notes being treated as issued with original issue discount, unless the likelihood of a deferral is remote within the meaning of the regulations. We believe that the likelihood of interest deferral is remote and therefore that the possibility of a deferral will not result in the Junior Subordinated Notes being treated as issued with original issue discount. Accordingly, interest paid on the Junior Subordinated Notes should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with that U.S. holder's method of accounting for United States federal income tax purposes. However, there can be no assurance that the IRS or a court will agree with this position. If the possibility of interest deferral were determined not to be remote or if interest were in fact deferred, the Junior Subordinated Notes would be treated as issued with original issue discount at the time of issuance or at the time of that deferral, as the case may be, and all stated interest (or if the possibility of interest deferral was remote, but the interest is in fact deferred, all stated interest due after that deferral) would be treated as original issue discount. In that case, a U.S. holder would be required to include that stated interest in income as it accrues using a constant yield method, regardless of that holder's regular method of accounting and before that U.S. holder actually receives any cash payment attributable to that interest, but the U.S. holder would not separately report the actual cash payments of interest on the Junior Subordinated Notes as taxable income.

    Sale, Exchange, Redemption, Retirement or other Taxable Disposition of the Junior Subordinated Notes

              Upon the sale, exchange, redemption, retirement or other taxable disposition of a Junior Subordinated Note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition and that U.S. holder's adjusted tax basis in the Junior Subordinated Note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income. Assuming that there are no deferred payments of interest on the Junior Subordinated Notes and that the Junior Subordinated Notes are not deemed to be issued with original issue discount, a U.S. holder's adjusted tax basis in the Junior Subordinated Notes generally will be its initial purchase price. If the Junior Subordinated Notes are deemed to be issued with original issue discount, a U.S. holder's tax basis in the Junior Subordinated Notes generally will be its initial purchase price, increased by original issue discount previously includible in that U.S. holder's gross income to the date of disposition and decreased by payments received by that U.S. holder on the Junior Subordinated Notes since and including the date that the Junior Subordinated

Notes were deemed to be issued with original issue discount. Gain or loss realized on the sale, exchange, redemption or retirement of a Junior Subordinated Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption, retirement or other taxable disposition the Junior Subordinated Note has been held by that U.S. holder for more than one year. Long-term capital gain of a non-corporate U.S. holder is generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

              A discharge or defeasance may be treated as a taxable disposition of the related Junior Subordinated Notes. If a discharge or defeasance is treated as a taxable disposition, each U.S. holder will generally recognize gain or loss equal to the difference between the amount realized in connection with the discharge or defeasance and that U.S. holder's adjusted tax basis in the Junior Subordinated Notes at the time of the discharge or defeasance. For these purposes, the amount realized should be equal to the value of the U.S. holder's interest in the discharge trust or defeasance trust, as applicable, minus any amount attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income. A discharge or defeasance treated as a taxable disposition could require a U.S. holder to include an amount in income at a different time and in a different amount than would be includable without the discharge or defeasance. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge or a defeasance, including the applicability and effect of tax laws other than the federal income tax law. For a description of the discharge and defeasance provisions of the Subordinated Indenture, see the accompanying prospectus in the heading "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES—Satisfaction and Discharge; Defeasance."

    Backup Withholding and Information Reporting

              Information reporting requirements generally apply in connection with payments on the Junior Subordinated Notes to, and proceeds from a sale or other disposition of the Junior Subordinated Notes by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on interest paid on the Junior Subordinated Notes and proceeds from a sale or other disposition of the Junior Subordinated Notes if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under United States federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder's United States federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

              U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

              Assuming that the Junior Subordinated Notes will be treated as indebtedness for United States federal income tax purposes, no withholding of United States federal income tax will apply to interest paid on a Junior Subordinated Note to a non-U.S. holder under the "portfolio interest exemption," provided that:

  •
  the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

  •
  the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN).

              If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Junior Subordinated Notes (including payments in respect of original issue discount, if any, on the Junior Subordinated Notes) made to a non-U.S. holder should be subject to a 30% United States federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder's conduct of a trade or business in the United States.

              If a non-U.S. holder is engaged in a trade or business in the United States (or, if an applicable United States income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable United States income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if an applicable United States income tax treaty applies, a lower rate as provided) branch profits tax.

              Any gain realized on the disposition of a Junior Subordinated Note generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (or, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

              In general, backup withholding and information reporting will not apply to interest paid on a Junior Subordinated Note to a non-U.S. holder, or to proceeds from the disposition of a Junior Subordinated Note by a non-U.S. holder, in each case, if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and neither we nor our paying agent has actual knowledge (or reason to know) to the contrary. Any amounts withheld under the backup withholding rules will entitle such non-U.S. holder to a credit against United States federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS. In general, if a Junior Subordinated Note is not held through a qualified intermediary, the amount of payments made on that Junior Subordinated Note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

              Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

              THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE JUNIOR SUBORDINATED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

              Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement (the "Underwriting Agreement"), the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, the principal amount of the Junior Subordinated Notes set forth opposite their names below:

Underwriter	Principal Amount of Junior Subordinated Notes
Banc of America Securities LLC	$
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC

$

              Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, are acting as book-running managers in connection with the offering of the Junior Subordinated Notes.

              The Underwriting Agreement provides that the obligation of the several underwriters to purchase and pay for the Junior Subordinated Notes is subject to, among other things, the approval of certain legal matters by counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Junior Subordinated Notes if any are taken.

              We have granted the underwriters an option to purchase within 30 calendar days after November     , 2009 up to an additional $            principal amount of the Junior Subordinated Notes in order to cover over-allotments, if any. To the extent that the underwriters exercise this option, the underwriters are obligated to severally purchase the applicable Junior Subordinated Notes in approximately the same proportion as the proportions indicated in the table above.

              We have agreed, for a period of 30 days from the date of the Underwriting Agreement or, if the underwriters exercise their over-allotment option, from the date of such exercise, to not, without the prior written consent of the underwriters, directly or indirectly, sell or offer to sell or otherwise dispose of any Junior Subordinated Notes or any security convertible into or exchangeable for Junior Subordinated Notes or any debt securities substantially similar to Junior Subordinated Notes (except for the Junior Subordinated Notes issued pursuant to this offering).

              We will compensate the underwriters by selling the Junior Subordinated Notes to them at a price that is less than the price to the public by the amount of the "Underwriting Discount" set forth on the cover of this prospectus supplement. The underwriters will sell the Junior Subordinated Notes to the public at the price set forth on the cover page of this prospectus supplement and may sell the Junior Subordinated Notes to certain dealers at a price that represents a concession not in excess of $            per Junior Subordinated Note under the price to the public; provided that the concession will be $            per Junior Subordinated Note for sales to institutions. Any underwriter may allow, and the dealers may reallow, a concession not in excess of $            per Junior Subordinated Note to other underwriters or to other dealers, provided that there will be no concession with respect to sales to institutions.

              The following table shows the public offering price, underwriting discount to be paid to the underwriters and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option, discussed above, to purchase additional Junior

Subordinated Notes. Where the underwriters' option is assumed to have been exercised in full, the information also assumes that there were no sales to institutions under the option.

	Without Option	With Option
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to Company (before expenses)(1)	$	$

(1)
As a result of sales to institutions with respect to the $            principal amount of the Junior Subordinated Notes, the underwriting discount decreased, and the total proceeds to us increased by $            , which amounts are reflected in the table above.

              We estimate that our total expenses of the offering, not including the underwriting discount, will be approximately $            .

              We have agreed to indemnify each of the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

              The Junior Subordinated Notes are a new issue of securities with no established trading market. We intend to apply to list the Junior Subordinated Notes on The New York Stock Exchange and trading of the Junior Subordinated Notes on The New York Stock Exchange is expected to begin within a 30-day period after the Junior Subordinated Notes are first issued. We have been advised by the underwriters that they intend to make a market in the Junior Subordinated Notes prior to the commencement of trading on The New York Stock Exchange but are not obligated to do so and may discontinue such market-making activities at any time without notice. We can provide no assurance as to the liquidity of the trading market for the Junior Subordinated Notes.

              In order to facilitate the offering of the Junior Subordinated Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Junior Subordinated Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Junior Subordinated Notes for the underwriters. In addition, to cover overallotments or to stabilize the prices of the Junior Subordinated Notes, the underwriters may bid for, and purchase, the Junior Subordinated Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Junior Subordinated Notes in the offering, if they repurchase previously distributed Junior Subordinated Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Junior Subordinated Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.

              The underwriters and their affiliates have, from time to time, performed, and currently perform and may in the future perform various investment or commercial banking, lending, trust and financial advisory services for us and our affiliates in the ordinary course of business.

T+5 Settlement

              We expect that delivery of the Junior Subordinated Notes will be made against payment for the Junior Subordinated Notes on or about the delivery date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Junior Subordinated Notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the Junior Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

LEGAL MATTERS

              Certain legal matters in connection with the offering of the Junior Subordinated Notes will be passed on for SCANA by McNair Law Firm, P.A., of Columbia, South Carolina, and Ronald T. Lindsay, Esq., our Senior Vice President and General Counsel, and for the underwriters by Troutman Sanders LLP, of Virginia Beach, Virginia, which also performs other legal services for us. Troutman Sanders LLP will rely as to all matters of South Carolina law upon the opinion of Ronald T. Lindsay, Esq.

              At October 31, 2009, Ronald T. Lindsay, Esq., owned beneficially 283 shares of SCANA's Common Stock, including shares acquired by the trustee under SCANA's Stock Purchase-Savings Program by use of contributions made by Mr. Lindsay and earnings thereon and including shares purchased by that trustee by use of SCANA contributions and earnings thereon.

EXPERTS

              The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from SCANA's Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of SCANA's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SCANA Corporation
South Carolina Electric & Gas Company
100 SCANA Parkway
Cayce, South Carolina 29033
(803) 217-9000

SCANA CORPORATION

Medium Term Notes, Junior Subordinated Notes and Common Stock

SOUTH CAROLINA ELECTRIC & GAS COMPANY

First Mortgage Bonds

        This prospectus contains summaries of the general terms of Medium Term Notes (the "Notes"), Junior Subordinated Notes (the "Junior Subordinated Notes") and Common Stock (the "Common Stock") to be issued by SCANA Corporation ("SCANA") and First Mortgage Bonds (the "Bonds") to be issued by South Carolina Electric & Gas Company ("SCE&G"). You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable pricing supplement (with respect to an offering of the Notes) or prospectus supplement (with respect to offerings of the Junior Subordinated Notes, the Common Stock or the Bonds) carefully before you invest.

        The Common Stock is listed on The New York Stock Exchange under the symbol "SCG." Unless otherwise indicated in a pricing or prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

        Investing in these securities involves risks. See "RISK FACTORS" beginning on page 5 herein to read about certain factors you should consider before buying these securities.

        We urge you to carefully read this prospectus and the applicable pricing or prospectus supplement, which will describe the specific terms of the offering, before you make your investment decision.

        A pricing or prospectus supplement will name any agents or underwriters involved in the sale of these securities and will describe any compensation not described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any pricing or prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any or all of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a pricing or prospectus supplement that will contain specific information about the terms of that offering. The pricing or prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the relevant pricing or prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, "SCANA" refers to SCANA Corporation and "SCE&G" refers to South Carolina Electric & Gas Company. The terms "we," "us" and "our" refer to SCANA when discussing the securities to be issued by SCANA, SCE&G when discussing the securities to be issued by SCE&G, and collectively to SCANA and SCE&G where the context requires. The term "Company" refers to SCANA and its subsidiaries.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        Statements included in this prospectus, any pricing or prospectus supplement and the documents incorporated by reference herein which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following:

  (1)
  the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment;

  (2)
  regulatory actions, particularly changes in rate regulation and environmental regulations;

  (3)
  current and future litigation;

  (4)
  changes in the economy, especially in areas served by SCANA's subsidiaries;

  (5)
  the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets;

  (6)
  growth opportunities for SCANA's regulated and diversified subsidiaries;

  (7)
  the results of short- and long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity;

  (8)
  changes in accounting rules and accounting policies for SCANA or its subsidiaries;

  (9)
  the effects of weather, including drought, especially in areas where the Company's generation and transmission facilities are located and in areas served by SCANA's subsidiaries;

  (10)
  payment by counterparties as and when due;

  (11)
  the results of efforts to license, site, construct and finance facilities for baseload electric generation;

  (12)
  the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power;

  (13)
  performance of SCANA's pension plan assets;

  (14)
  inflation;

  (15)
  compliance with regulations; and

  (16)
  the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the SEC.

  We disclaim any obligation to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. SCANA's file number with the SEC is 001-08809 and SCE&G's file number with the SEC is 001-03375. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also read and copy these documents at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus does not repeat important information that you can find elsewhere in the registration statement and in the reports and other documents which we file with the SEC under the Exchange Act. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings (other than any portions of those documents not deemed to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, Act until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated:

  SCANA

  •
  Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  Quarterly Report on Form 10-Q/A filed on July 2, 2009;

  •
  Current Reports on Form 8-K, filed January 5, 2009, February 23, 2009, May 18, 2009, July 20, 2009, July 30, 2009 (with respect to Item 5.02 of Form 8-K) and August 14, 2009; and

  •
  the description of the Common Stock contained in SCANA's Registration Statement under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995.

  SCE&G

  •
  Annual Report on Form 10-K, as amended, for the year ended December 31, 2008;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  Quarterly Reports on Form 10-Q/A filed on July 2, 2009 and October 9, 2009; and

  •
  Current Reports on Form 8-K, filed March 11, 2009, May 18, 2009, May 19, 2009, June 29, 2009, July 20, 2009, August 14, 2009 and August 24, 2009.

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

  Bryan Hatchell, Investor Relations Manager
  Investor Relations—B222
  SCANA Corporation
  220 Operation Way
  Cayce, South Carolina 29033-3701
  (803) 217-7458

        You may obtain more information by contacting our Internet website, at http://www.scana.com (which is not intended to be an active hyperlink). The information on our Internet website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

        You should rely only on the information we incorporate by reference or provide in this prospectus or any pricing or prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any pricing or prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE REGISTRANTS

        SCANA is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses. Through its subsidiaries, the Company serves more than 654,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia.

        SCANA is a South Carolina corporation with general business powers, and was incorporated on October 10, 1984. SCANA's principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

  Regulated Utilities

        The Company operates its regulated utility businesses in North Carolina and South Carolina through wholly-owned subsidiaries. These regulated businesses continue to be the foundation of the Company's operations and are conducted in an environment supported by growing service territories and favorable regulatory treatment. The Company is allowed, subject to state commission approval during annual fuel and purchased gas cost hearings, full pass-through to retail customers of its electric fuel and natural gas costs. This approval has historically been granted. There is also a weather normalization clause in effect for our natural gas customers in South Carolina. In North Carolina, Public Service Company of North Carolina, Incorporated ("PSNC Energy") utilizes a customer usage tracker ("CUT"), a rate decoupling mechanism that breaks the link between revenues and the amount of natural gas sold, which allows PSNC Energy to periodically adjust its base rates for residential and commercial customers based on average per customer consumption. These measures mitigate our commodity price risk and customer usage fluctuations and allow us to focus our efforts on serving our customers. The following is a discussion of the Company's principal regulated utility subsidiaries.

        SCE&G.    SCE&G is a public utility engaged in the generation, transmission, distribution and sale of electricity and the purchase, sale and transportation, primarily at retail, of natural gas in South Carolina. SCE&G's electric service area extends into 24 counties covering more than 16,000 square miles of the central, southern and southwestern portions of South Carolina. SCE&G's service area for natural gas encompasses more than 23,000 square miles in all or part of 35 of South Carolina's 46 counties. The total population of the counties representing SCE&G's combined service area is more than 3.0 million. SCE&G's principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

        SCE&G provides all of its electric generation capacity through its own facilities and through the purchase of all of the electric generation of Williams Station, which is owned by South Carolina Generating Company, Inc. ("GENCO"), a wholly owned subsidiary of SCANA. SCE&G maintains a balanced supply and demand position as it relates to electric generation.

        SCE&G also operates and has a two-thirds interest in V. C. Summer Nuclear Station in South Carolina. This station furnished approximately 19% of SCE&G's electric generating capacity in 2009.

        PSNC Energy.    PSNC Energy is a public utility engaged primarily in purchasing, selling, transporting and distributing natural gas to approximately 460,000 residential, commercial and industrial customers in North Carolina. PSNC Energy's franchised service area includes 28 counties covering approximately 12,000 square miles of North Carolina.

        PSNC Energy is regulated by the North Carolina Utilities Commission ("NCUC"). PSNC Energy's rates are established using a benchmark cost of gas approved by the NCUC, which may be modified periodically to reflect changes in the market price of natural gas and, through operation of the CUT, PSNC Energy's base rates for residential and commercial customers are also adjusted based on average per customer consumption. The NCUC reviews PSNC Energy's gas purchasing practices each year.

        Carolina Gas Transmission Corporation ("CGT").    CGT operates as an open access, transportation-only interstate pipeline company and is regulated by the Federal Energy Regulatory Commission.

        CGT transports natural gas in southeastern Georgia and in South Carolina and has interconnections with Southern Natural Gas Company ("Southern Natural") at Port Wentworth, Georgia and with Southern LNG, Inc. at Elba Island, near Savannah, Georgia. CGT also has interconnections with Southern Natural in Aiken County, South Carolina, and with Transcontinental Gas Pipeline Corporation in Cherokee and Spartanburg counties, South Carolina. CGT's customers include SCE&G (which uses natural gas for electricity generation and for gas distribution to retail customers), SCANA Energy Marketing, Inc. (which markets natural gas to industrial and sale for resale customers, primarily in the Southeast), other natural gas utilities, municipalities and county gas authorities, and industrial customers primarily engaged in the manufacturing or processing of ceramics, paper, metal, food and textiles.

  Principal Nonregulated Business

        SCANA Energy Marketing, Inc.    SCANA Energy Marketing, Inc. markets natural gas primarily in the southeastern United States, and provides energy-related risk management services to producers and customers. A division of SCANA Energy Marketing, Inc., SCANA Energy, markets natural gas in Georgia's deregulated natural gas market. At September 30, 2009, SCANA Energy had more than 440,000 natural gas customers in the Georgia market and serves as Georgia's regulated provider under a contract with the Georgia Public Service Commission. SCANA Energy is the second-largest marketer in Georgia's non-regulated retail gas market. SCANA Energy faces significant competition in the Georgia natural gas market.

        The information above concerning us and our subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning us and our subsidiaries, you should refer to the information described in "WHERE YOU CAN FIND MORE INFORMATION."

RISK FACTORS

        Investing in our securities involves a significant degree of risk. In deciding whether to invest in our securities, you should carefully consider those risk factors included in Item 1A, Risk Factors, of our most recent annual reports on Form 10-K, as supplemented by our quarterly reports after such annual reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable pricing or prospectus supplement, together with all of the other information presented in this prospectus, any pricing or prospectus supplement and the documents we have incorporated by reference. Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

        Our historical ratios of earnings to fixed charges are as follows:

			Year Ended December 31,
	Nine Months Ended September 30, 2009	Twelve Months Ended September 30, 2009
			2008	2007	2006	2005	2004
SCANA	2.88	2.89	3.04	3.03	2.94	2.19	2.65
SCE&G	3.42	3.23	3.51	3.40	3.32	2.26	3.40

        For purposes of these ratios, earnings represent pre-tax income from continuing operations plus fixed charges and distributed income from equity investees, less preferred stock dividend requirements. Fixed charges represent interest charges, preferred stock dividend requirements and the estimated interest portion of annual rentals.

USE OF PROCEEDS

        Unless we state otherwise in a pricing or prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for financing capital expenditures, for refunding, redeeming or retiring debt and preferred stock and for other general corporate purposes. Pending application of the net proceeds for specific purposes, we may invest the proceeds in short-term or marketable securities.

DESCRIPTION OF THE MEDIUM TERM NOTES

General

        SCANA will issue the Notes under an Indenture dated as of November 1, 1989 (the "Note Indenture") between SCANA and The Bank of New York Mellon Trust Company, N. A. (successor to

The Bank of New York), as trustee (the "Note Trustee"). A copy of the Note Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information in this section "DESCRIPTION OF THE MEDIUM TERM NOTES" briefly outlines some of the provisions of the Note Indenture. Please review the Note Indenture that we filed with the SEC for a full statement of those provisions. See "WHERE YOU CAN FIND MORE INFORMATION" on how to obtain a copy of the Note Indenture. You may also review the Note Indenture at the Note Trustee's offices at 101 Barclay Street 8W, New York, New York 10286.

        Capitalized terms used and defined under this heading "DESCRIPTION OF THE MEDIUM TERM NOTES" have the meanings given such terms as defined herein. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings given those terms in the Note Indenture. The summaries under this heading "DESCRIPTION OF THE MEDIUM TERM NOTES" are not detailed. Whenever particular provisions of the Note Indenture or terms defined in the Note Indenture are referred to, those statements are qualified by reference to the Note Indenture. References to article and section numbers under this heading "DESCRIPTION OF THE MEDIUM TERM NOTES," unless otherwise indicated, are references to article and section numbers of the Note Indenture.

        The Notes and all other debentures, notes or other evidences of indebtedness issued under the Note Indenture (referenced in this section as "debt securities") will be unsecured and will in all respects be equally and ratably entitled to the benefits of the Note Indenture, without preference, priority or distinction, and will rank equally with all other unsecured and unsubordinated indebtedness of SCANA. The Note Indenture does not limit the amount of debt securities that can be issued thereunder, and provides that our Notes may be executed in one or more series, as established in or pursuant to a board resolution and set forth in an officers' certificate or established in one or more supplemental indentures, and authenticated and delivered upon the delivery to the Note Trustee of such company orders, opinions and officers' certificates as may be required under the Note Indenture. (Section 201). The Note Indenture also allows us to "reopen" any series of debt securities (including any series of Notes) by issuing additional debt securities of that series, if permitted by the terms of that series.

        Each pricing supplement which accompanies this prospectus in connection with an offering of Notes will set forth some or all of the following information to describe a particular series of Notes:

  •
  any limit upon the aggregate principal amount of the Notes;

  •
  the date or dates on which the principal of the Notes will be payable;

  •
  the rate or rates at which the Notes will bear interest, if any (or the method of calculating the rate); the date or dates from which the interest will accrue; the date or dates on which the interest will be payable ("Interest Payment Dates"); the record dates for the interest payable on the Interest Payment Dates; and the basis upon which interest will be calculated if other than of a 360-day year of twelve 30-day months;

  •
  any option on the part of us or the holders thereof to redeem the Notes and redemption terms and conditions;

  •
  any obligation on our part to redeem or purchase the Notes in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

  •
  the denominations of the Notes;

  •
  whether the Notes are subject to a book-entry system of transfers and payments; and

  •
  any other particular terms of the Notes and of their offering. (Section 301)

Payment of Notes; Transfers; Exchanges

        Unless otherwise provided in a pricing supplement, we will pay any interest due on each Note to the person in whose name that Note is registered as of the close of business on the record date relating to each Interest Payment Date. However, we will pay interest when the Notes mature (whether the Notes mature on their stated date of maturity, the date the Notes are redeemed or otherwise) to the person to whom the principal payment on the Notes is paid. If there is a default in the payment of interest on the Notes, we may either (1) choose a special record date and pay the holders of the Notes at the close of business on that date, or (2) pay the holders of the Notes in any other lawful manner, all as more fully described in the Note Indenture. (Section 307)

        We will pay principal of, and any premium and interest due on, the Notes at maturity or upon earlier redemption or repayment of a Note upon surrender of that Note at the office of the paying agent (currently, the Note Trustee in New York, New York). (Sections 307, 308 and 1105) The applicable pricing supplement identifies any other place of payment and any other paying agent. We may change the place at which the Notes will be payable, may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (Section 1002) Further, if we provide money to a paying agent to be used to make payments of principal of, premium (if any) or interest on any Note and that money has not rightfully been claimed two years after the applicable principal, premium or interest payment is due, then we may instruct the paying agent to remit that money to us, and any holder of a Note seeking those payments may thereafter look only to us for that money. (Section 1003)

        Except as provided in the following sentence or in a pricing supplement, if principal of or premium (if any) or interest on the Notes is payable on a day which is not a Business Day, payment thereof will be postponed to the next Business Day, and no additional interest will accrue as a result of the delayed payment. However, for LIBOR Rate Notes, if the next Business Day is in the next calendar month, interest will be paid on the preceding Business Day and interest shall accrue through the date immediately preceding the date of payment for regularly scheduled interest payment dates (other than the maturity date). (Section 114)

        "Business Day" means any day other than a Saturday or Sunday that (1) is not a day on which banking institutions in Washington, D.C., or in New York, New York, are authorized or obligated by law or executive order to be closed, and (2) with respect to LIBOR Rate Notes only, is a day on which dealings in deposits in U. S. dollars are transacted in the London interbank market.

        The "record date" will be 15 calendar days prior to each Interest Payment Date, whether or not that day is a Business Day, unless otherwise indicated in this prospectus or in the applicable pricing supplement.

        All percentages resulting from any calculation of Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655) and 9.876544% (or 0.09876544) being rounded to 9.87654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

        You may transfer or exchange the Notes for other Notes of the same series, in authorized denominations (which are, unless otherwise stated in the pricing supplement, denominations of $1,000 and any integral multiple thereof), and of like aggregate principal amount, at our office or agency in New York, New York (currently, the Note Trustee). At our discretion, we may change the place for registration and transfer of the Notes, and we may appoint one or more additional security registrars and remove any security registrar. The pricing supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Notes, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes. (Sections 305 and 1004).

        For additional information with respect to the rights of the owners of beneficial interests in Notes subject to a book-entry system of transfers and payments, see "BOOK-ENTRY SYSTEM."

Interest Rates Payable on Notes

        We have provided a glossary at the end of this heading to define the capitalized words used in discussing the interest rates payable on the Notes. Whenever we refer to time in this section, we mean the time as in effect in New York, New York, unless otherwise specified.

        The interest rate on the Notes will either be fixed or floating.

  Fixed Rate Notes

        If we issue Notes that bear interest at a fixed rate (the "Fixed Rate Notes"), the applicable pricing supplement will designate the fixed rate of interest payable on the Notes. Unless otherwise set forth in the applicable pricing supplement:

  •
  Interest on Fixed Rate Notes will be payable semi-annually each April 1 and October 1 and at maturity or upon earlier redemption or repayment.

  •
  Record dates for Fixed Rate Notes will be January 30 (for interest to be paid on April 1) and July 30 (for interest to be paid on October 1). Interest payments will be the amount of interest accrued to, but excluding, each April 1 and October 1.

  •
  Interest will be computed using a 360-day year of twelve 30-day months.

  Floating Rate Notes

        General.    Each Note that bears interest at a floating rate (the "Floating Rate Notes") will have an interest rate formula which may be based on one of the following base rates, as determined by the applicable pricing supplement:

  •
  the commercial paper rate (the "Commercial Paper Rate Note");

  •
  LIBOR (the "LIBOR Rate Note");

  •
  the treasury rate (the "Treasury Rate Note"); or

  •
  any other base rate specified in the applicable pricing supplement.

        The applicable pricing supplement will also indicate the Spread and/or Spread Multiplier, if any. The interest rates applicable to the Floating Rate Notes will be equal to one of the base rates, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. Any Floating Rate Note may have either or both of the following:

  •
  a maximum numerical interest rate limitation, or ceiling, on the rate of interest that accrues during any interest period; and

  •
  a minimum numerical interest rate limitation, or floor, on the rate of interest that accrues during any interest period.

        In addition, the interest rate on a Floating Rate Note will never be higher than the maximum rate permitted by applicable law, including United States law of general application.

        Date of Interest Rate Change.    The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually, annually or for any other period specified in the applicable pricing supplement. The Interest Reset Date will be:

  •
  for Floating Rate Notes which reset daily, each Business Day;

  •
  for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week;

  •
  for Treasury Rate Notes that reset weekly, Tuesday of each week;

  •
  for Floating Rate Notes that reset monthly, the third Wednesday of each month;

  •
  for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

  •
  for Floating Rate Notes that reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement;

  •
  for Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement; and

  •
  for Floating Rate Notes which reset for other periods, the day of the week and month or months specified in the applicable pricing supplement.

        The initial interest rate or interest rate formula on each Floating Rate Note effective until the first Interest Reset Date will be shown in a pricing supplement. Thereafter, the interest rate will be the rate determined on the next Interest Determination Date, as explained below. Each time a new interest rate is determined, it will become effective on the subsequent Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR Rate Note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day. Further, if an applicable auction of Treasury Bills (as defined herein) falls on a day that would otherwise be an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date will be the next Business Day.

        When Interest Rate is Determined.    The Interest Determination Date for the Commercial Paper Rate (the "Commercial Paper Interest Determination Date") and for LIBOR (the "LIBOR Interest Determination Date") will be the second Business Day preceding each Interest Reset Date. The Interest Determination Date for the Treasury Rate (the "Treasury Rate Interest Determination Date") will be the day on which Treasury Bills would normally be auctioned. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. However, the auction may be held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next week.

        When Interest is Paid.    Interest on Floating Rate Notes will be payable monthly, quarterly, semi-annually or annually, as provided in the applicable pricing supplement. Except as provided below or in the pricing supplement, interest is paid as follows:

  •
  for Floating Rate Notes on which interest is payable monthly, the third Wednesday of each month;

  •
  for Floating Rate Notes on which interest is payable quarterly, the third Wednesday of March, June, September and December;

  •
  for Floating Rate Notes on which interest is payable semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement; and

  •
  for Floating Rate Notes on which interest is payable annually, the third Wednesday of the month specified in the applicable pricing supplement.

        The interest payable for Floating Rate Notes (other than those Floating Rate Notes which reset daily or weekly) will be the amount of interest accrued (1) from and including the date the applicable Floating Rate Notes were issued or (2) from but excluding the last date for which interest has been paid, to but excluding the Interest Payment Date or maturity date, as applicable, for those Floating Rate Notes. For Floating Rate Notes which reset daily or weekly, the interest payable will be the amount of interest accrued (a) from and including the date the applicable Floating Rate Notes were issued, or (b) from but excluding the last date for which interest has been paid, to and including the day immediately preceding the applicable Interest Payment Date, other than the maturity date (for which interest is payable to but excluding the maturity date for those Floating Rate Notes).

        The accrued interest for any period is calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) is computed by dividing the interest rate applicable to that date by 360, except for Treasury Rate Notes, for which it will be divided by the actual number of days in the year.

        Calculation of Interest on Floating Rate Notes.    We will calculate or will appoint and enter into an agreement with a Calculation Agent (as defined herein) to calculate the interest rates on Floating Rate Notes.

        "Calculation Date" means, unless otherwise specified in a pricing supplement, the tenth calendar day after an Interest Determination Date or, if the tenth day is not a Business Day, the next Business Day. Unless otherwise provided in the applicable pricing supplement, The Bank of New York Mellon Trust Company, N. A., is the "Calculation Agent" for the Floating Rate Notes, and, upon request of any holder of a Floating Rate Note, will provide (1) the interest rate then in effect and (2) if available, the interest rate to be effective on the next Interest Reset Date for that Floating Rate Note.

        Commercial Paper Rate Notes.    Each Commercial Paper Rate Note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in that Commercial Paper Rate Note and in the applicable pricing supplement.

        "Commercial Paper Rate" means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper-Nonfinancial."

        The following procedures will occur if the rate cannot be set as described above:

  •
  If the applicable rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield, on that Commercial Paper Rate Interest Determination Date, of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the heading "Commercial Paper—Non-Financial," or any successor heading.

  •
  If the applicable rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the average of the offered rates, as of approximately 11:00 A.M., New York City time, on that Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York, New York selected by the Calculation Agent for commercial paper of the applicable Index Maturity placed for a non-financial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

  •
  If fewer than three dealers selected by the Calculation Agent are quoting rates as set forth above, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate determined as of the immediately preceding Commercial Paper Rate Interest Determination Date.

        LIBOR Rate Notes.    Each LIBOR Rate Note will bear interest at the rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified on the LIBOR Rate Note and in the applicable pricing supplement, determined by the Calculation Agent as follows:

        The Calculation Agent will determine LIBOR as follows:

  •
  With respect to any LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, beginning on the second Business Day immediately after that date, that appears on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency ("Reuters Page LIBOR01")) as of 11:00 A.M., London time, on that date.

  •
  If no such rate appears on Reuters Page LIBOR01, LIBOR for that date will be determined as follows:

          (a)   LIBOR will be determined based on the rates at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date at which deposits in the Designated LIBOR Currency having the applicable Index Maturity are offered by four major banks in the London interbank market to prime banks in the London interbank market selected by the Calculation Agent in a principal amount that is representative for a single transaction in that market at that time (a "Representative Amount"). The offered rates must begin on the second Business Day immediately after that LIBOR Interest Determination Date.

          (b)   The Calculation Agent will request the principal London office of each of the four banks mentioned in (a) above to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will equal the average of such quotations.

          (c)   If fewer than two quotations are provided, LIBOR will equal the average of the rates quoted as of 11:00 A.M, in the applicable Principal Financial Center, on that date by three major banks in the applicable Principal Financial Center selected by the Calculation Agent. The rates will be for loans in the Designated LIBOR Currency to leading European banks having the Index Maturity specified in the pricing supplement beginning on the second Business Day after that date and in a Representative Amount.

          (d)   If the banks selected by the Calculation Agent are not quoting as mentioned in (c) above, the rate of interest in effect for the applicable period will be the same as the rate of interest in effect for the prior Interest Reset Period.

        "Designated LIBOR Currency" means, with respect to any LIBOR Note, the currency (including composite currency units), if any, designated in the applicable pricing supplement as the currency for which LIBOR will be calculated. If no such currency is designated in the Floating Rate Notes and the applicable pricing supplement, the Designated LIBOR Currency shall be U.S. dollars.

        Treasury Rate Notes.    Each Treasury Rate Note will bear interest at the rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified on the Treasury Rate Note and in the applicable pricing supplement.

        "Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement on the display on Reuters on page USAUCTION 10 or USAUCTION 11 (or any other page as may replace page USAUCTION 10 or USAUCTION 11) under the heading "INVEST RATE."

        The following procedures will occur if the rate cannot be set as described above:

  •
  If that rate is not published by 3:00 P.M., New York City time, on the applicable Calculation Date, the rate will be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury.

  •
  If the results of the auction of Treasury Bills having the applicable Index Maturity are not published or announced as described above by 3:00 P.M. on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent as follows:

          (1)   The rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M. on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; and

          (2)   If the dealers selected by the Calculation Agent are not quoting as mentioned in (1) above, the rate of interest in effect for the applicable period will be the rate of interest in effect for the prior interest reset period.

Redemptions

  Redemption Elected by Us

        As specified in the applicable pricing supplement, we may either (1) redeem the Notes or (2) not redeem the Notes, prior to their stated maturity. If we can redeem the Notes, then the following terms will apply as specified in the applicable pricing supplement:

  •
  we may redeem all or some of the Notes at one time;

  •
  we may redeem Notes on any date or after the date specified as the "Initial Redemption Date" in the applicable pricing supplement; and

  •
  we may redeem Notes at the price specified in the applicable pricing supplement, together with accrued interest to the redemption date. (Section 1101)

        If we redeem some or all of the Notes, the Note Trustee must notify you between 30 and 60 (or such shorter period specified in the applicable pricing supplement) days before the redemption date (by first-class mail, postage prepaid) that some or all of the Notes will be redeemed. (Sections 106 and 1104) Further, if only a part of a Note is redeemed, then the holder of the unredeemed part of that Note will receive one or more new Notes. (Section 1107) The Notes will not be subject to any sinking fund. (Section 1201)

  Redemption Elected by You

        You may be able to instruct us to purchase the Note that you hold before that Note reaches its stated maturity date in accordance with the terms of the Note. (Section 1301) To the extent that you have the right to ask us to purchase any Note, the applicable pricing supplement will specify the terms of that right, including (1) the date or dates on which that Note may be sold by you and (2) the price (plus accrued interest) that we must pay you for that Note.

        To instruct us to purchase your Note, you must deliver to the paying agent (currently, the Note Trustee), between 30 and 45 days before the date on which the Note may be sold by you, the following items:

  •
  the Note;

  •
  the completed form entitled "Option to Elect Repayment" which will be printed on the reverse side of the Note; and

  •
  a fax or letter from (1) a member of a national securities exchange, (2) a member of the National Association of Securities Dealers, Inc. or (3) a U.S. commercial bank or trust company containing the following information:

  (a)
  your name;

  (b)
  the principal amount of the Note you wish to sell;

  (c)
  the certificate number or a description of the tenor and terms of that Note;

  (d)
  a statement that you are exercising your option to elect repayment of the Note you hold; and

  (e)
  a guarantee that the Note and the completed form will be received by the paying agent within five Business Days after the date the fax or letter is received by the paying agent.

        Once you tender the Note to be redeemed to the paying agent, you may not revoke your earlier election. You may instruct us to purchase part of the Notes you hold, provided that the Notes you continue to hold after that redemption are outstanding in an authorized denomination of $1,000 and an integral multiple of $1,000.

        If a series of Notes is held in book-entry form by DTC or its nominee, as more particularly described under the heading "BOOK-ENTRY SYSTEM," only it (as the actual holder of the Notes) may instruct us to purchase those Notes. However, you, as the beneficial owner of the Notes, may direct the broker or other direct or indirect participant through which you hold an interest in the Notes to notify DTC of your desire to have your Notes purchased (which will in turn notify us according to the above-mentioned procedures). Because different firms and brokers have different cut-off times for accepting instructions from their customers, you should consult your broker or other direct or indirect participant through which you hold an interest in the Notes to determine by when you must act, so that timely notice is delivered to DTC.

        At any time, we may purchase the Notes or beneficial ownership interests in the Notes (if they are held in book-entry form) at any price in the open market or otherwise. In our sole discretion, we may hold, resell or retire any Notes or beneficial ownership interests in those Notes that we purchase.

Defaults

        The following are defaults under the Note Indenture with respect to debt securities issued under the Note Indenture:

  (1)
  We fail to make payment of principal and premium (if any) on the debt securities when due and payable at maturity,

  (2)
  We fail to make payment of any interest or any other amount when due and payable on the debt securities, and such default continues for a period of 30 days;

  (3)
  We fail to deposit any sinking fund payment when due and payable on the debt securities, and such default continues for a period of three Business Days;

  (4)
  We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur;

  (5)
  We fail to perform certain covenants or agreements contained in the Note Indenture;

  (6)
  Either we or our principal subsidiaries (notably SCE&G and GENCO) fail to make payment on certain indebtedness or otherwise fail to perform under such indebtedness.

        Certain of these events become defaults only after the lapse of prescribed periods of time and/or notice from the Note Trustee. (Section 501)

        Upon the occurrence of a default under the Note Indenture, either the Note Trustee or the holder of at least 25% in principal amount of outstanding debt securities of the affected series may declare the principal of all outstanding debt securities of that series immediately due and payable. However, if the default is cured, the holders of a majority in principal amount of outstanding debt securities of the affected series may rescind that declaration and annul the declaration and its consequences. (Section 502)

        The holders of a majority in principal amount of outstanding debt securities of the affected series may direct the time, method and place of conducting any proceeding for the enforcement of the Note Indenture. (Section 512)

        No holder of any debt security of any series has the right to institute any proceeding with respect to the Note Indenture unless:

  •
  the holder previously gave written notice of a continuing event of default relating to the debt securities of that series to the Note Trustee,

  •
  the holders of more than 25% in principal amount of outstanding debt securities of the affected series tender to the Note Trustee reasonable indemnity against costs and liabilities and request the Note Trustee to take action, and the Note Trustee declines to take action for 60 days after receipt of such request, and

  •
  the holders of a majority in principal amount of outstanding debt securities of the affected series give no inconsistent direction during such 60-day period;

provided, however, that each holder of a Note shall have the right to enforce payment of that Note when due. (Sections 507 and 508)

        The Note Trustee must notify the holders of the debt securities of any series within 90 days after a default has occurred with respect to those debt securities, unless that default has been cured or waived, provided, however, except in the case of default in the payment of principal of, premium (if any), or interest or other amount payable on any debt security, the Note Trustee may withhold the notice if it determines that it is in the interest of those holders to do so. (Section 602)

        We are required under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), to furnish to the Note Trustee at least once every year a certificate as to our compliance with the conditions and covenants under the Note Indenture and to deliver reports, information and other documents to the Note Trustee and to file certain documents with the SEC. (Sections 704 and 1005)

Covenants, Consolidation, Merger, Etc.

        The Note Indenture provides that we will keep the property that we use in our business, or in the business of our subsidiaries, in good working order, and will improve it as necessary to properly conduct our business and that of our subsidiaries, as the case may be. (Section 1007) Except as described in the next paragraph, the Note Indenture provides that we will also maintain our corporate existence, rights and franchises and those of SCE&G and GENCO (collectively, our "Principal

Subsidiaries"). (Section 1006) However, we are not required to preserve (a) the corporate existence of any of our subsidiaries other than our Principal Subsidiaries or (b) any such right or franchise if we determine that its preservation is not desirable in the conduct of our business or the business of our subsidiaries, consolidated as a whole, or its loss is not disadvantageous in any material respect to the holders of the outstanding debt securities of any series. (Section 1006)

        The Note Indenture provides that we may, without the consent of the holders of the debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into another corporation, provided that (1) we are the continuing corporation, or, if not, the successor corporation assumes by a supplemental indenture our obligations under the Note Indenture and (2) immediately after giving effect to such transaction there will be no default in the performance of any such obligations. (Section 801)

        The Note Indenture provides that neither we nor our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any property of ours or our subsidiaries without effectively providing that the debt securities of each series issued under the Note Indenture (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with those debt securities) are secured equally and ratably with (or prior to) such Debt so long as such Debt is so secured, except that this restriction will not apply to:

          (1)   Mortgages to secure Debt issued under

      •
      the Indenture, dated April 1, 1993, between SCE&G and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association),

      •
      the Mortgage and Security Agreement, dated August 21, 1992, between GENCO and The Prudential Insurance Company of America, as amended and restated by the Second Amended and Restated Mortgage and Security Agreement dated May 30, 2008, between GENCO and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, and

      •
      the Indenture of Mortgage, dated December 1, 1977, between CGT and Citibank, N.A.,

  each as amended and supplemented to date and as it may be hereafter amended and supplemented from time to time ("Existing Mortgages"), or any extension, renewal or replacement of any of them;

          (2)   Mortgages affecting property of a corporation existing at the time it becomes our subsidiary or at the time it is merged into or consolidated with us or one of our subsidiaries;

          (3)   Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 12 months after the acquisition for the purpose of financing all or part of the purchase price thereof;

          (4)   Mortgages on any property to secure all or part of the cost of construction or improvements thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such construction or improvements;

          (5)   Mortgages which secure only an indebtedness owing by one of our subsidiaries to us or to another of our subsidiaries;

          (6)   certain Mortgages to government entities, including mortgages to secure debt incurred in pollution control or industrial revenue bond financings;

          (7)   Mortgages required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

          (8)   Mortgages to secure loans to us or to our subsidiaries maturing within 12 months from the creation thereof and made in the ordinary course of business;

          (9)   Mortgages on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secure Debt incurred to provide funds for any such purpose;

          (10) Mortgages existing on the date of the Note Indenture;

          (11) "Excepted Encumbrances" and "Permitted Encumbrances" as such terms are defined in any of the Existing Mortgages;

          (12) certain Mortgages typically incurred in the ordinary course of business or arising from any litigation or any legal proceeding which is currently being contested in good faith; and

          (13) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (2) through (12), which does not increase the amount of debt secured thereby at the time of the renewal, extension or modification.

  Notwithstanding the foregoing, the Note Indenture provides that we and any or all of our subsidiaries may, without securing the debt securities, issue, assume or guarantee Debt secured by Mortgages in an aggregate principal amount which (not including Debt permitted to be secured under clauses (1) to (13) inclusive above) does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as hereinafter defined) of us and our subsidiaries. (Section 1009)

        "Consolidated Net Tangible Assets" is defined as the total amount of assets appearing on the consolidated balance sheet of us and our subsidiaries subtracting, without duplication, the following:

  •
  reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes;

  •
  intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

  •
  appropriate adjustments on account of minority interests of other persons holding voting stock in any of our subsidiaries. (Section 101)

Modification, Waiver and Meetings

        We may, without the consent of any holders of outstanding debt securities, enter into supplemental indentures for, including but not limited to, the following purposes:

  •
  to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Note Indenture,

  •
  to secure the debt securities,

  •
  to establish the form or terms of any series of debt securities, or

  •
  to make certain other modifications, generally of a ministerial or immaterial nature. (Section 901)

        We may amend the Note Indenture for other purposes only with the consent of the holders of a majority in principal amount of each affected series of outstanding debt securities. However, we may not amend the Note Indenture without the consent of the holder of each affected outstanding debt security for the following purposes:

  •
  to change the stated maturity or redemption date of the principal of, or any installment of interest on, any debt security or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any debt security;

  •
  to reduce the principal amount of any debt security which is an Original Issue Discount Security (as defined in the Note Indenture) that would be due upon a declaration of acceleration of that security's maturity;

  •
  to change the place or currency of any payment of principal of or any premium or interest on any debt security;

  •
  to impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity or redemption date of that debt security;

  •
  to reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required to modify or amend the Note Indenture or to waive compliance with certain provisions of the Note Indenture, or reduce certain quorum or voting requirements of the Note Indenture; or

  •
  to modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify other provisions of the Note Indenture or waive any past default thereunder. (Section 902)

        Except with respect to certain fundamental provisions, the holders of a majority in principal amount of outstanding debt securities of any series may waive past defaults with respect to that series and may waive our compliance with certain provisions of the Note Indenture with respect to that series. (Sections 513 and 1010)

        We, the Note Trustee or the holders of at least 10% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series, and notice of that meeting will be given in accordance with "Notices" below. (Section 1402) Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the Note Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution, and at any reconvened meeting, will be a majority in principal amount of the outstanding debt securities of that series. (Section 1404)

Notices

        Notices to holders of the Notes will be given by mail to the addresses of such holders as they appear in the security register. (Section 106)

Defeasance

        If we deposit with the Note Trustee, money or Federal Securities (as defined in the Note Indenture) sufficient to pay, when due, the principal, premium (if any) and interest due on the Notes, then we will be discharged from any and all obligations with respect to the Notes, except for certain continuing obligations to register the transfer or exchange of those debt securities, to maintain paying agencies and to hold moneys for payment in trust. (Section 401)

Our Relationship with the Note Trustee

        The Note Trustee and/or one or more of its affiliates, may be lenders under our, or our subsidiaries', credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries. The Note Trustee will be permitted to engage in other transactions with us and/or our subsidiaries; however, if the Note Trustee acquires any conflicting interest, as defined in the Trust Indenture Act or provided under the Note Indenture, it must eliminate the conflict or resign.

Glossary

        Set forth below are definitions of some of the terms used in this prospectus with respect to the Notes.

        "H.15(519)" means the weekly statistical release designated as "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the Internet website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

        "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the Note on which the interest rate formula is based, as indicated in the applicable pricing supplement.

        "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (except in the case of LIBOR which is calculated on the related LIBOR Interest Determination Date). The Interest Determination Dates will be indicated in the applicable pricing supplement and in the Note.

        "Interest Reset Date" means the date on which a Floating Rate Note will begin to bear interest at the rate determined on any Interest Determination Date. The Interest Reset Dates will be indicated in the applicable pricing supplement and in the Note.

        "Money Market Yield" is the yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred-thousandth of a percentage point) calculated in accordance with the following formula:

D × 360
Money Market Yield	=		×	100
360 - (D × M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

        "Principal Financial Center" means the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such LIBOR Note, except that with respect to U.S. dollars, the Principal Financial Center shall be New York, New York.

        "Reuters" means the Reuters Monitor Money Rates Service.

        "Spread" means the number of basis points specified in the applicable pricing supplement as being applicable to the interest rate for a Floating Rate Note.

        "Spread Multiplier" means the percentage specified in the applicable pricing supplement as being applicable to the interest rate for a Floating Rate Note.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

        SCANA will issue the Junior Subordinated Notes under a Junior Subordinated Notes Indenture dated as of November 1, 2009 (the "Subordinated Indenture") between SCANA and U.S. Bank National Association, as trustee (the "Subordinated Note Trustee"). A copy of the Subordinated Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information in this heading "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES" briefly outlines some of the provisions of the Subordinated Indenture. Please review the Subordinated Indenture that we filed with the SEC for a full statement of those provisions. See "WHERE YOU CAN FIND MORE INFORMATION" on how to obtain a copy of the Subordinated Indenture. You may also review the Subordinated Indenture at the Subordinated Note Trustee's offices at 1441 Main Street, Suite 775, Columbia, South Carolina 29201.

        Capitalized terms used and defined under this heading "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES" have the meanings given such terms as defined herein. Capitalized terms used under this heading that are not otherwise defined in this prospectus have the meanings given those terms in the Subordinated Indenture. The summaries under this heading "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES" are not detailed. Whenever particular provisions of the Subordinated Indenture or terms defined in the Subordinated Indenture are referred to, those statements are qualified by reference to the Subordinated Indenture. References to article and section numbers under this heading "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES," unless otherwise indicated, are references to article and section numbers of the Subordinated Indenture.

General

        The Junior Subordinated Notes will be our unsecured obligation and are junior in right of payment to our Priority Indebtedness, as described under the caption "Subordination" herein.

        Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Junior Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Junior Subordinated Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of October 31, 2009, SCE&G had approximately 1.3 million issued and outstanding shares of preferred stock with an aggregated liquidation preference (excluding accrued cumulative dividends) of approximately $113.8 million (assuming the voluntary liquidation of the Company). In addition, as of October 31, 2009, our subsidiaries had approximately $3.3 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year).

        The Subordinated Indenture does not limit the amount of Junior Subordinated Notes that we may issue. We may issue Junior Subordinated Notes from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by resolutions of our board of directors or duly authorized officers authorizing the issuance, which Subordinated Indenture provides for the authentication and delivery of the Junior Subordinated Notes upon the delivery to the Subordinated Note Trustee of an opinion of counsel and officer's certificate as contemplated by the Subordinated Indenture. (Section 2.1). A form of supplemental indenture to the Subordinated Indenture is an exhibit to the registration statement.

        The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if we engage in a highly leveraged transaction.

Provisions of a Particular Series

        The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Junior Subordinated Notes, for issuances of additional Junior Subordinated Notes of that series. The prospectus supplement or other offering materials for a particular series of Junior Subordinated Notes will describe the terms of that series, including, if applicable, some or all of the following:

  •
  the designation, title and type of the Junior Subordinated Notes;

  •
  the total principal amount of the Junior Subordinated Notes that may be issued or any limit thereon;

  •
  the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

  •
  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

  •
  any interest payment dates, the record date for the interest payable on each interest payment date, if any, and any right to defer or extend an interest payment date;

  •
  the place where the Junior Subordinated Notes may be presented for payment;

  •
  any payments due if the maturity of the Junior Subordinated Notes is accelerated;

  •
  any price at which, any period within which, and any terms and conditions upon which the Junior Subordinated Notes may be redeemed or prepaid, in whole or in part, at our option;

  •
  any provisions that would obligate us to repurchase or otherwise redeem the Junior Subordinated Notes, or any sinking fund provisions;

  •
  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  •
  if payments may be made, at our election or at the holder's election, in a currency other than that in which the Junior Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  •
  any index or formula used for determining principal, interest or premium, if any;

  •
  whether the Junior Subordinated Notes will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with the Subordinated Note Trustee and registered in the name of a securities depositary or its nominee;

  •
  denominations, if other than $1,000 each or multiples of $1,000;

  •
  any provisions requiring payment of principal or interest in our capital stock or with proceeds from the sale of our capital stock or from any other specific source of funds in connection with any series of Junior Subordinated Notes;

  •
  any changes to events of defaults or covenants; and

  •
  any other terms of the Junior Subordinated Notes. (Sections 2.1 and 2.3).

        The prospectus supplement will also indicate any special tax implications of the Junior Subordinated Notes and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

        No Junior Subordinated Note will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion or redemption of Junior Subordinated Notes will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Junior Subordinated Note, we may not redeem the Junior Subordinated Note prior to its stated maturity. Junior Subordinated Notes subject to redemption by us will be subject to the following terms:

  •
  redeemable on and after the applicable redemption dates;

  •
  redemption dates and redemption prices fixed at the time of sale and set forth on the Junior Subordinated Note; and

  •
  redeemable in whole or in part (provided that any remaining principal amount of the Junior Subordinated Note will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 3.2)

        We will not be required to:

  •
  issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date of the mailing of a notice of redemption for the Junior Subordinated Notes of that series and ending on the relevant business day; or

  •
  register the transfer of, or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed. (Section 2.5)

Payment and Transfer; Paying Agent

        The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Junior Subordinated Notes, subject to such surrender, where applicable, at its office or by (1) check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes or (2) wire transfer to an account maintained for the person entitled to that interest as specified in the security register for those Junior Subordinated Notes, provided proper transfer instructions have been received by the record date. (Section 4.1).

        For additional information with respect to the rights of the owners of beneficial interests in Junior Subordinated Notes subject to a book-entry system of transfers and payments, see "BOOK-ENTRY SYSTEM."

        Unless we state otherwise in the applicable prospectus supplement or other offering materials, the Subordinated Note Trustee will act as paying agent for the Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Note Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 4.4)

        Any money that we have paid to a paying agent for principal or interest on any Junior Subordinated Notes that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 12.4)

        Fully registered securities may be transferred or exchanged at the corporate trust office of the Subordinated Note Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 2.5)

Covenants

        Under the Subordinated Indenture we will:

  •
  pay the principal, interest and premium, if any, on the Junior Subordinated Notes when due;

  •
  maintain an office or agency for payment of the Junior Subordinated Notes;

  •
  deliver an officer's certificate to the Subordinated Note Trustee after the end of each fiscal year confirming our compliance with our obligations under the Subordinated Indenture and periodically deliver reports, information and other documents to the Subordinated Note Trustee and file certain documents with the SEC; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 4.1, 4.2, 4.4, 4.6 and 5.3)

Consolidation, Merger or Sale

        The Subordinated Indenture provides that we may consolidate or merge with or into, or sell all or substantially all of our properties and assets to, another corporation or other entity, provided that any successor assumes our obligations under the Subordinated Indenture and the Junior Subordinated Notes issued under the Subordinated Indenture. We must also deliver an opinion of counsel to the Subordinated Note Trustee affirming our compliance with all conditions in the Subordinated Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the Subordinated Indenture, and, in the case of a sale of all or substantially all of our assets, we will be relieved of our obligations under the Subordinated Indenture and the Junior Subordinated Notes issued under it. (Sections 11.1, 11.2 and 11.3)

Events of Default

        Event of Default, when used in the Subordinated Indenture, will mean any of the following with respect to Junior Subordinated Notes of any series:

  •
  failure to pay the principal or any premium on any Junior Subordinated Note when due and payable;

  •
  failure to pay any interest on any Junior Subordinated Notes of that series, when due and payable, that continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Junior Subordinated Notes that permit such deferrals;

  •
  failure to perform any other covenant in the Subordinated Indenture which is for the benefit of the Junior Subordinated Notes of that series that continues for 90 days after the Subordinated Note Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of that series and all other series so benefitted (all series voting as one class) give written notice of the default;

  •
  certain events in bankruptcy, insolvency or reorganization of SCANA; or

  •
  any other Event of Default included in any supplemental indenture. (Section 6.1)

        In the case of a general covenant default described above, the Subordinated Note Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Subordinated Note Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

        An Event of Default for a particular series of Junior Subordinated Notes does not necessarily constitute an Event of Default for any other series of Junior Subordinated Notes issued under the Subordinated Indenture. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

        If such an event of default under the Subordinated Indenture occurs due to our failure to pay principal or interest on the Junior Subordinated Notes, the Trustee or the holders of not less than 25% in principal amount of all the then outstanding Junior Subordinated Notes will have the right to declare the principal amount of the Junior Subordinated Notes and any accrued interest thereon, immediately due and payable. If such an event of default under the Subordinated Indenture occurs as a result of our failure to perform certain other covenants or as a result of certain events of bankruptcy, the Trustee or the holders of not less than 25% in principal amount of all of the then outstanding securities issued under the Subordinated Indenture (including the Junior Subordinated Notes then outstanding) as to which such event of default has occurred will have the right to declare, voting as one class, the principal amount of the Junior Subordinated Notes and any accrued interest thereon, immediately due and payable. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Junior Subordinated Notes of that series can void the declaration. (Section 6.1)

        The Subordinated Note Trustee must give the holders of Junior Subordinated Notes notice of any default known to it; however, the Subordinated Note Trustee may withhold notice to the holders of Junior Subordinated Notes of any default (except in the payment of principal or interest) if it in good faith considers the withholding of notice to be in the interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders, unless the holders offer the Subordinated Note Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Junior Subordinated Notes may direct the time, method and place of conducting any proceeding or any remedy available to the Subordinated Note Trustee, or exercising any power conferred upon the Subordinated Note Trustee, for any series of Junior Subordinated Notes. (Sections 6.6, 6.7, 7.1 and 7.2)

        The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments. (Section 14.2)

Option to Extend Interest Payment Period

        If elected in the applicable supplemental indenture, we may defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an "Extension Period"). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may end on a date other than an interest payment date or extend beyond the maturity of the applicable series of Junior Subordinated Notes. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with additional interest thereon at the interest rate specified for the applicable series of Junior Subordinated Notes, to the extent permitted by applicable law. (Section 2.10)

Satisfaction and Discharge; Defeasance

        We may discharge all our obligations (except those described below) to holders of the Junior Subordinated Notes issued under the Subordinated Indenture, which Junior Subordinated Notes have not already been delivered to the Subordinated Note Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Subordinated Note Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Junior Subordinated Notes. However, certain of our obligations under the Subordinated Indenture will survive, including with respect to the following:

  •
  the remaining rights to register the transfer, conversion, substitution or exchange of Junior Subordinated Notes of the applicable series;

  •
  the rights of holders to receive payments of principal of, and any interest on, the Junior Subordinated Notes of the applicable series, and other rights, duties and obligations of the holders of Junior Subordinated Notes with respect to any amounts deposited with the Subordinated Note Trustee; and

  •
  the rights, obligations and immunities of the Subordinated Note Trustee under the Subordinated Indenture. (Section 12.1)

        Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Junior Subordinated Notes of any series at any time if we deposit with the Subordinated Note Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Junior Subordinated Notes of the series. If this happens, the holders of the Junior Subordinated Notes of the series will not be entitled to the benefits of the Subordinated Indenture, except for registration of transfer and exchange of Junior Subordinated Notes and replacement of lost, stolen or mutilated Junior Subordinated Notes. (Section 12.5)

Modification of Subordinated Indenture; Waiver

        Under the Subordinated Indenture our rights and obligations and the rights of the holders of the Junior Subordinated Notes may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Notes of all series affected by the modification (voting as one class). No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 10.2) In addition, we may supplement the Subordinated Indenture to create one or more new series of Junior Subordinated Notes and for certain other purposes, without the consent of any holders of Junior Subordinated Notes. (Section 10.1)

        The holders of a majority of the outstanding Junior Subordinated Notes of all series with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Junior Subordinated Notes or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Junior Subordinated Note of the series affected. (Section 6.6)

        In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. (Section 4.7)

Concerning the Subordinated Note Trustee

        U.S. Bank National Association is the Subordinated Note Trustee under the Subordinated Indenture. U.S. Bank National Association may be a lender under our, or our subsidiaries or affiliates', credit agreements and may provide other commercial banking and other services to us and/or our subsidiaries or affiliates.

        The Subordinated Note Trustee will perform only those duties that are specifically described in the Subordinated Indenture unless an event of default thereunder occurs and is continuing. The Subordinated Note Trustee is under no obligation to exercise any of its powers under the Subordinated Indenture at the request of any holder of Junior Subordinated Notes unless that holder offers reasonable indemnity to the Subordinated Note Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 7.1)

        The Subordinated Note Trustee administers its corporate trust business at 1441 Main Street, Suite 775, Columbia, South Carolina 29201.

Subordination

        Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Priority Indebtedness as defined below. If:

  •
  we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

  •
  a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

  •
  the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness;

unless otherwise specified in the prospectus supplement or offering materials, then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 14.1 and 14.9)

        Priority Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

  •
  all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

  •
  our obligations under synthetic leases, finance leases and capitalized leases;

  •
  our obligations for reimbursement under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for our account;

  •
  any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates;

  •
  obligations which by their terms rank on a parity with obligations of the kinds described in the preceding categories; and

  •
  any guarantees, endorsements, assumptions (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of the kinds described in the preceding categories, other than obligations ranking on a parity with or junior to the Junior Subordinated Notes.

        Priority Indebtedness will not include indebtedness to our subsidiaries. (Section 1.1)

        Priority Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. (Section 14.7)

        As of September 30, 2009, we had approximately $0.9 billion principal amount of outstanding long-term debt, on an unconsolidated basis (including securities due within one year) that would be senior to the Junior Subordinated Notes. Holders of Junior Subordinated Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. In addition to trade debt, many of our operating subsidiaries have ongoing intercompany debt programs used to finance their business activities. All of this intercompany debt will be effectively senior to the Junior Subordinated Notes.

        Neither our Subordinated Indenture nor the Junior Subordinated Notes contain restrictions on the amount of additional indebtedness that we or our subsidiaries may incur. We and our subsidiaries expect to incur additional indebtedness from time to time that will be senior to the Junior Subordinated Notes.

DESCRIPTION OF THE COMMON STOCK

General

        The rights of holders of the Common Stock are currently governed by the South Carolina Business Corporation Act, and the restated articles of incorporation and bylaws of SCANA, copies of which restated articles of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The following summary describes the material rights of SCANA's shareholders. The summaries under this heading are not detailed. Whenever particular provisions of the restated articles of incorporation or bylaws of SCANA are referred to, those statements are qualified by reference to those restated articles of incorporation or bylaws.

        Authorized Capital Stock: Under the South Carolina Business Corporation Act, a corporation may not issue a greater number of shares than have been authorized by its articles of incorporation. The authorized capital stock of SCANA consists of 150,000,000 shares of SCANA common stock, no par value, and no shares of preferred stock. At the close of business on October 31, 2009, approximately 123,132,614 shares of our common stock were issued and outstanding, and not more than 7.7 million shares of our common stock were reserved for issuance pursuant to our benefit plans and the Investor Plus Plan.

        Voting: Holders of the Common Stock are entitled to one vote, in person or by proxy, for each share held on the applicable record date with respect to each matter submitted to a vote at a meeting of stockholders, and may not cumulate their votes.

        Dividends: Holders of the Common Stock are entitled to receive dividends as and when declared by our board of directors out of funds legally available therefor.

        Liquidation Rights: In the event we liquidate, dissolve or wind up our affairs, the holders of the Common Stock would be entitled to share ratably in all of our assets available for distribution to shareholders of our common stock remaining after payment in full of liabilities.

        Preemptive Rights: Holders of the Common Stock do not have preemptive rights to subscribe for additional shares when we offer for sale additional shares of our common stock.

Provisions Relating to Change in Control

        Our restated articles of incorporation and bylaws contain provisions which could have the effect of delaying, deferring or preventing a change in control of SCANA. These provisions are summarized below.

  Corporate Governance Provisions

        SCANA's restated articles of incorporation provide that its board of directors is subdivided into three classes, with each class as nearly equal in number of directors as possible. Each class of directors serves for three years and one class is elected each year. SCANA currently has 12 directors (in classes with terms expiring in 2010, 2011 and 2012). SCANA's restated articles of incorporation and bylaws provide that:

  •
  the authorized number of directors may range from a minimum of nine to a maximum of 20, as determined from time to time by the directors;

  •
  directors can be removed only (x) for cause or (y) otherwise by the affirmative vote of the holders of 80 percent of the shares of SCANA's stock who are entitled to vote; and

  •
  vacancies and newly created directorships on SCANA's board of directors can be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and any new director elected to fill a vacancy will serve until the next shareholders' meeting at which directors of any class are elected.

  Anti-Takeover Provisions

        Certain provisions of our restated articles of incorporation and bylaws of may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor.

        SCANA's restated articles of incorporation require that certain corporate actions and fundamental transactions must be approved by the holders of 80 percent of the outstanding shares of its capital stock entitled to vote on the matter unless a majority of the members of its board of directors (other than members related to the potentially interested purchaser or other person attempting to take over our business) has approved the action or transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The corporate actions or fundamental transactions that are subject to these provisions of SCANA's restated articles of incorporation are those corporate actions or transactions that require approval by shareholders under applicable law or its restated articles of incorporation, including certain amendments of its restated articles of incorporation or bylaws, certain transactions involving its merger, consolidation, liquidation, dissolution or winding up, certain sales or other dispositions of our assets or the assets of any of our subsidiaries, certain issuances (or reclassifications) of our securities or the securities of any of its subsidiaries or certain recapitalizations of transactions that have the effect of increasing the voting power of the potentially interested purchaser or other person attempting to take over its business.

  Prevention of Greenmail

        SCANA's restated articles of incorporation provide that it cannot purchase any of its outstanding common stock at a price it knows to be more than the market price from a person who is known to it to be the beneficial owner of more than three percent of its outstanding common stock and who has purchased or agreed to purchase any shares of its common stock within the most recent two-year period, without the approval of the holders of a majority of the outstanding shares of its common stock other than such person, unless SCANA offers to purchase any and all of the outstanding shares of common stock.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

General

        SCE&G will issue the Bonds in one or more series under an Indenture, dated as of April 1, 1993, between SCE&G and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as trustee (the "Bond Trustee"), as supplemented (the "Mortgage"). The term "Bonds" in this prospectus also includes all other debt securities issued and outstanding under the Mortgage. A copy of the Mortgage has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" briefly outlines some of the provisions of the Mortgage. Please review the Mortgage that we filed with the SEC for a full statement of those provisions. See "WHERE YOU CAN FIND MORE INFORMATION" on how to obtain a copy of the Mortgage. You may also review the Mortgage at the Bond Trustee's offices at 900 Ashwood Parkway, Suite 425, Atlanta, Georgia 30338.

        Capitalized terms used and defined under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" have the meanings given such terms as defined herein. Capitalized terms used under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" which are not otherwise defined in this prospectus have the meanings given those terms in the Mortgage. The summaries under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" are not detailed. Whenever particular provisions of the Mortgage or terms defined in the Mortgage are referred to, those statements are qualified by reference to the Mortgage. References to article and section numbers under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS," unless otherwise indicated, are references to article and section numbers of the Mortgage.

Provisions of a Particular Series

        The Bonds of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Bonds, for issuances of additional Bonds of that series. Each prospectus supplement which accompanies this prospectus will set forth the following information to describe the series of Bonds related to that prospectus supplement, unless the information is the same as the information included in this section:

  •
  the title of the series of Bonds;

  •
  the aggregate principal amount and any limit upon the aggregate principal amount of the series of Bonds;

  •
  the date or dates on which the principal of the series of Bonds will be payable, and any right that we have to change the date on which principal is payable;

  •
  the rate or rates at which the series of Bonds will bear interest, if any (or the method of calculating the rate);

  •
  the date or dates from which the interest will accrue;

  •
  the dates on which the interest will be payable ("Interest Payment Dates");

  •
  the record dates for the interest payable on the Interest Payment Dates;

  •
  any option on our part to redeem the series of Bonds and redemption terms and conditions;

  •
  any obligation on our part to redeem or purchase the series of Bonds in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

  •
  the denominations of the series of Bonds;

  •
  if the amount of the principal of or premium (if any) or interest on the series of Bonds is determined with reference to an index or other facts or events ascertainable outside of the Mortgage, the manner in which such amount may be determined;

  •
  any variation to the definition of "Business Day" as defined in the Mortgage;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

  •
  whether the series of Bonds is subject to a book-entry system of transfers and payments; and

  •
  any other particular terms of the series of Bonds and of its offering. (Section 201)

Payment of Bonds; Transfers; Exchanges

        We will pay any interest which is due on each New Bond to the person in whose name that New Bond is registered as of the close of business on the record date relating to the Interest Payment Date. (Section 207) However, we will pay interest which is payable when the Bonds mature (whether the Bonds mature on their stated date of maturity, the date the Bonds are redeemed or otherwise) to the person to whom the relevant principal payment on the Bonds is to be paid.

        We will pay principal of, and any premium and interest on, the Bonds at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). The applicable prospectus supplement for any series of Bonds will specify any other place of payment and any other paying agent. We may change the place at which the Bonds will be payable, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 702)

        Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the Bonds is payable on a day which is not a Business Day, payment thereof may be postponed to the next succeeding Business Day, and no additional interest will accrue as a result of the delayed payment.

        "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in Atlanta, Georgia are generally authorized or required by law, regulation or executive order to remain closed.

        You may transfer or exchange the Bonds for other Bonds of the same series, in authorized denominations (which are, unless otherwise stated in the prospectus supplement, denominations of $1,000 and any integral multiple thereof), and of like tenor and aggregate principal amount, at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). At our discretion, we may change the place for registration and transfer of the Bonds, and we may appoint one or more additional security registrars (including us) and remove any security registrar. The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Bonds, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Bonds. (Sections 202 and 205)

        For additional information with respect to the rights of the owners of beneficial interests in Bonds subject to a book-entry system of transfers and payments, see "BOOK-ENTRY SYSTEM."

Redemption

        The Bonds are subject to redemption, as set forth in the relevant prospectus supplement, only upon notice by mail (unless waived) not less than 30 days (or such other period set forth in the relevant prospectus supplement) prior to the redemption date. If less than all the Bonds of a series are to be redeemed, the particular Bonds to be redeemed will be selected by the method as shall be provided for any particular series, or in the absence of any such provision, by any method as the security registrar deems fair and appropriate. (Sections 109, 903 and 904)

        We may, in any notice of redemption, make any redemption conditional upon receipt by the Bond Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Bond Trustee has not received that money, we will not be required to redeem those Bonds and we will then give notice to that effect. (Section 904)

Security

  General

        The Bonds of each series will be equally and ratably secured under the Mortgage. The Bonds are secured by the lien of the Mortgage on substantially all of our properties used in the generation, purchase, transmission, distribution and sale of electricity which have not been released from, or transferred not subject to, the lien of the Mortgage, and any other property which we may elect to subject to the lien of the Mortgage.

        If we merge or are consolidated with another corporation and certain conditions set forth in the Mortgage are satisfied, the existing mortgage or deed of trust or similar indenture entered into by such corporation may be designated as a "Class A Mortgage" and bonds issued thereunder would be "Class A Bonds" for purpose of the Mortgage. In that event, the Bonds will be secured, additionally, by such Class A Bonds as may be issued under the Class A Mortgage and deposited with the Bond Trustee and by the lien of the Mortgage, which lien would be junior to the lien of Class A Mortgage with respect to the property subject to such Class A Mortgage. (Section 1206) Presently, we have no Class A Bonds outstanding.

  Lien of the Mortgage

        The lien of the Mortgage is subject to the prior first mortgage lien of a Class A Mortgage, if any, liens on after-acquired property existing at the time of acquisition and various permitted liens, including:

  •
  tax liens, mechanics', materialmen's and similar liens and certain employees' liens, in each case, which are not delinquent and which are being contested,

  •
  certain judgment liens and easements, reservations and rights of others (including governmental entities) in, and defects of title to, the property subject to the lien of the Mortgage which do not materially impair its use by us,

  •
  certain leases, and

  •
  certain other liens (including but not limited to liens which are immaterial to our operations) and encumbrances. (Granting Clauses and Section 101)

        The following, among other things, are excepted from the lien of the Mortgage:

  •
  cash and securities not held under the Mortgage,

  •
  contracts, leases and other agreements, bills, notes and other instruments, receivables, claims, certain intellectual property rights and other general intangibles,

  •
  automotive and similar vehicles, movable equipment, and railroad, marine and flight equipment,

  •
  all goods, stock in trade, wares and merchandise held for sale in the ordinary course of business,

  •
  fuel (including nuclear fuel assemblies), materials, supplies and other personal property consumable in the operation of our business,

  •
  portable equipment,

  •
  furniture and furnishings,

  •
  computers, machinery and equipment used exclusively for corporate administrative or clerical purposes,

  •
  electric energy, gas, steam, water and other products generated, produced or purchased,

  •
  substances mined, extracted or otherwise separated from the land and all rights thereto, leasehold interests, and

  •
  with certain exceptions, all property which is located outside of the State of South Carolina or Columbia County, Georgia. (Granting Clauses)

        The Mortgage contains provisions subjecting (with certain exceptions and limitations and subject to the prior lien of a Class A Mortgage, if any, and the provisions of the U.S. Bankruptcy Code) after-acquired electric utility property to the lien of the Mortgage. (Granting Clauses) Notwithstanding the foregoing, it may be necessary to comply with applicable recording requirements to perfect such lien on after-acquired electric utility property.

        The Mortgage provides that the Bond Trustee has a lien upon the property subject to the lien of the Mortgage, for the payment of its compensation and expenses. This Bond Trustee's lien is prior to the lien on behalf of the holders of the Bonds. (Section 1607)

Issuance of Bonds

        The maximum principal amount of Bonds which we may issue under the Mortgage is unlimited. Under the Mortgage, Bonds may be authenticated and delivered, upon receipt by the Bond Trustee of a supplemental indenture, a board resolution or an officer's certificate pursuant thereto, together with a company order to the Bond Trustee, an opinion of counsel and an officer's certificate, subject to the further requirements of the Mortgage described below. (Sections 201 and 301).

        We may issue Bonds of any series from time to time on the basis of, and in an aggregate principal amount not exceeding the sum of:

  •
  the aggregate principal amount of Class A Bonds issued and delivered to the Bond Trustee and designated by us as the basis for such issuance,

  •
  70% of the amount of Unfunded Net Property Additions (generally defined as Property Additions (net of retirements) which have not been made or deemed to have been made the basis of the authentication and delivery of Bonds or used for other purposes under the Mortgage),

  •
  the aggregate principal amount of retired Bonds, and

  •
  cash deposited with the Bond Trustee. (Sections 101, 104 and 302 and Articles Four, Five and Six)

        Property Additions are generally defined to include any Property subject to the lien of the Mortgage (the "Mortgaged Property") which we may elect to designate as such, except (with certain exceptions) goodwill, going concern value rights, intangible property or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account. (Sections 101 and 104)

        Based upon Property Additions certified to the Bond Trustee as of January 31, 2009 (the last date of certification of Property Additions under the Mortgage), we have Unfunded Net Property Additions of approximately $2.1 billion, sufficient to permit the issuance of approximately $1.47 billion of additional Bonds on the basis thereof. As of October 31, 2009, $100 million principal amount of retired Bonds were available to support the issuance of Bonds under the Mortgage.

        With certain exceptions in the case of Bonds issued on the basis of Class A Bonds and retired Bonds as described above, we can issue Bonds only if our Adjusted Net Earnings for 12 consecutive months within the preceding 18 months is at least twice the Annual Interest Requirements on:

  •
  all Bonds at the time outstanding,

  •
  the Bonds then applied for, and

  •
  all outstanding Class A Bonds, if any, other than Class A Bonds held by the Bond Trustee under the Mortgage. (Sections 103, 301, 302 and 501)

Release of Property

        We may obtain the release of property from the lien of the Mortgage either upon the basis of an equal amount of Unfunded Net Property Additions or upon the basis of the deposit of cash or a credit for retired Bonds. We may also obtain the release of property upon the basis of the release of the property from the lien of a Class A Mortgage, if any. (Article Ten)

Withdrawal of Cash

        We may withdraw cash deposited as the basis for the issuance of Bonds and cash representing certain payments in respect of Class A Bonds, if any, designated as the basis for the issuance of Bonds or the withdrawal of cash ("Designated Class A Bonds") upon the basis of (1) Unfunded Net Property Additions in an amount equal to ten-sevenths of such cash, (2) an equal amount of retired Bonds or (3) an equal amount of Class A Bonds which are not Designated Class A Bonds. (Sections 601 and 1202) In addition, we may withdraw cash upon the basis of (a) an equal amount of Unfunded Net Property Additions, or (b) ten-sevenths of the amount of retired Bonds, or may apply such cash to (y) the purchase of Bonds (at prices not exceeding ten-sevenths of the principal amount thereof) or (z) the redemption or payment at stated maturity of Bonds. (Sections 601 and 1005)

Modification of Mortgage

        We may, without the consent of any holders of outstanding Bonds, enter into supplemental indentures for, including but not limited to, the following purposes:

  •
  to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Mortgage,

  •
  to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property,

  •
  to establish the form or terms of any series of Bonds,

  •
  to make any other changes to or eliminate provision of the Mortgage required or contemplated by the Trust Indenture Act, or

  •
  to make certain other modifications, generally of a ministerial or immaterial nature. (Section 1701)

        We may amend the Mortgage for other purposes only with the consent of the holders of a majority in principal amount of the Bonds then outstanding, considered as one class, unless such amendment directly affects the rights of the holders of Bonds of one or more, but less than all, series, in which case only the consent of the holders of a majority in principal amount of the affected series of the Bonds then outstanding, considered as one class, need be obtained. However, without the consent of the holder of each affected outstanding Bond, we may not amend the Mortgage for the following purposes:

  •
  to change the stated maturity of the principal of, or any installment of principal of or interest on, any Bond or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any Bond;

  •
  to reduce the principal amount of any Bond which is a Discount Security (as defined in the Mortgage) that would be due upon a declaration of acceleration of that Bond's maturity;

  •
  to change the currency of any payment of principal of or any premium or interest on any Bond;

  •
  to impair the right to institute suit for the enforcement of any payment on or with respect to any Bond after the stated maturity or redemption date of that Bond;

  •
  to permit the creation of any lien ranking prior to the lien of the Mortgage with respect to all or substantially all of the Mortgage Property or terminate the lien of the Mortgage on all or substantially all of the Mortgaged Property, or otherwise deprive such holder of the benefit of the security of the lien of the Mortgage;

  •
  reduce the percentage in principal amount of outstanding Bonds of any series for which the consent of the holders is required to modify or amend the Mortgage or to waive compliance with certain provisions of the Indenture, or reduce certain quorum or voting requirements of the Mortgage; or

  •
  to modify the foregoing requirements or reduce the percentage of outstanding Bonds necessary to modify other provisions of the Mortgage or waive any past default thereunder. (Section 1702)

Events of Default

        Each of the following events is an Event of Default under the Mortgage:

  •
  We fail to make payments of principal or premium within three business days, or interest within 60 days, after the due date,

  •
  We fail to perform or breach any other covenant or warranty for a period of 90 days after notice,

  •
  We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur, or

  •
  We default under any Class A Mortgage. (Section 1101)

        If an Event of Default occurs and is continuing, either the Bond Trustee or the Holders of 25% in principal amount of the Outstanding Bonds may declare the principal amount of all of the Outstanding Bonds to be immediately due and payable. After the declaration of acceleration has been made, but before the sale of any of the Mortgaged Property and before the Bond Trustee has obtained a judgment or decree for payment of money, the Event of Default giving rise to such declaration of acceleration will be deemed to be waived, and such declaration and its consequences will be rescinded and annulled, if we (a) pay to the Bond Trustee all overdue interest, principal and any premium on any Outstanding Bonds and (b) cure any other such Event of Default. (Sections 1102 and 1117)

        The Holders of a majority in principal amount of the Outstanding Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee. No Holder of any Bond has the right to institute any proceeding with respect to the Mortgage, or for the appointment of a receiver or for any other remedy thereunder, unless:

  •
  that Holder previously gave written notice of a continuing Event of Default to the Bond Trustee,

  •
  the Holders of a majority in principal amount of Outstanding Bonds have offered to the Bond Trustee reasonable indemnity against costs and liabilities and requested that the Bond Trustee take action,

  •
  the Bond Trustee declined to take action for 60 days, and

  •
  the Holders of a majority in principal amount of Outstanding Bonds have given no inconsistent direction during such 60-day period;

provided, however, that each Holder of a Bond has the right to enforce payment of that Bond when due. (Sections 1111, 1112 and 1116)

        In addition to the rights and remedies provided in the Mortgage, the Bond Trustee may exercise any right or remedy available to the Bond Trustee in its capacity as the owner and holder of Class A Bonds, if any, which arises as a result of a default under any Class A Mortgage. (Section 1119)

Defeasance; Satisfaction and Discharge

        Upon receipt by the Bond Trustee of moneys or Eligible Obligations (as defined in the Mortgage), or both, sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Bonds together with a company order and opinion of counsel required by the Mortgage, the holders of the Bonds or portions thereof in respect of which such deposit was made will no longer be entitled to the benefit of certain of our covenants under the Mortgage, and the Bond Trustee will, upon receipt of a company order as required by the Mortgage, will acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for purposes of the Mortgage and that our entire indebtedness in respect of the Mortgage has been deemed to have been satisfied and discharged. Notwithstanding the satisfaction and discharge of any Bonds as described above, certain of our obligations and the obligations of the Bond Trustee shall survive. (Section 1301)

Restrictions on Payment of Dividends

        The Mortgage prohibits us from declaring and paying dividends on any shares of our common stock except from either (1) the excess (the "Surplus") of our net assets over our Capital (as defined herein) or (2) if there is no Surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that no dividends may be declared if and while our Capital is significantly impaired as described in the Mortgage. "Capital" is defined in the Mortgage to mean the part of the consideration we received for any shares of our capital stock as determined by our board of directors to be capital or, if our board has not made such a determination, the aggregate par amount of shares having a par value plus the amount of consideration for such shares without par value. All of the outstanding shares of our common stock are held of record by SCANA. (Section 711)

Evidence of Compliance and Indemnification of Bond Trustee

        The Trust Indenture Act requires that we give the Bond Trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the Mortgage and periodically deliver reports, information and other documents to the Bond Trustee and file certain documents with the SEC. (Article Eight)

        The Bond Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Mortgage at the request or direction of any Holder pursuant to the Mortgage, unless such Holder shall have offered to the Bond Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 1603)

Our Relationship with the Bond Trustee

        The Bond Trustee and/or one or more of its affiliates, may be lenders under our, or our subsidiaries' or affiliates', credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries or affiliates. The Bond Trustee will be permitted to engage in other transactions with us and/or our subsidiaries or affiliates; however, if the Bond Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

BOOK-ENTRY SYSTEM

        If provided in the applicable pricing or prospectus supplement, except under the circumstances described below, we will issue each of the Notes, Junior Subordinated Notes or Bonds sold pursuant to this prospectus (the "Securities") as one or more global certificates (each a "Global Certificate"), each of which will represent beneficial interests in the Securities. We will deposit those Global Certificates with, or on behalf of The Depository Trust Company, New York, New York ("DTC") or another depository which we subsequently designate (the "Depository") relating to the Securities, and register them in the name of a nominee of the Depository.

        So long as the Depository, or its nominee, is the registered owner of a Global Certificate, the Depository or its nominee, as the case may be, will be considered the owner of that Global Certificate. We will make payments of principal of, any premium, and interest on the Global Certificate to the Depository or its nominee, as the case may be, as the registered owner of that Global Certificate. Except as set forth below, owners of a beneficial interest in a Global Certificate will not be entitled to have any individual Securities registered in their names, will not receive or be entitled to receive physical delivery of any Securities and will not be considered the owners of Securities.

        Accordingly, to exercise any of the rights of the registered owners of the Securities, each person holding a beneficial interest in a Global Certificate must rely on the procedures of the Depository. If that person is not a Direct Participant (as defined below), then that person must also rely on procedures of the Direct Participant through which that person holds its interest.

DTC

        The following information concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter, dealer or agent take any responsibility for the accuracy of that information.

        DTC will act as securities depository for the Global Certificates. The Global Certificates will be issued initially as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee), or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the Securities, each in the aggregate principal amount of such issues, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC, the world's largest depository, is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with the Direct Participants, "DTC Participants"). DTC has Standard & Poor's Ratings Service's highest rating: AAA. The DTC rules applicable to DTC's Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of the Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases. However, Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of beneficial ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Securities, unless the use of the book-entry only system for the Securities is discontinued.

        To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Redemption notices will be sent to DTC. If less than all of an issue of Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in the Securities to be redeemed.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the trustee for the related issue of Securities (the "Agent"), as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Payments of principal, interest and redemption premium, if any, on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the Agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC (nor its nominee), the Agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest or distributions and dividend payments (as applicable) to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Agent, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Securities by giving reasonable notice to us or the Agent. We also may decide to discontinue use of the book-entry only system through DTC (or a successor depository). In either situation, if a successor securities depository is not obtained, Securities in certificated form will be printed and delivered to each Beneficial Owner in accordance with the applicable rules and procedures of DTC on file with or as approved by the SEC.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The pricing supplement (in the case of Notes) or prospectus supplement (in the case of Junior Subordinated Notes, Common Stock or Bonds) relating to the securities being offered will set forth the terms of the offering and, in the case of a prospectus supplement relating to an offering of Junior Subordinated Notes, Common Stock or Bonds, the method of distribution, and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any agents or underwriters;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any underwriting discounts, sales commissions and other items constituting underwriters' compensation;

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  any public offering price;

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  any commissions payable to agents;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the applicable pricing or prospectus supplement are deemed to be underwriters in connection with the securities offered in the applicable pricing or prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable pricing or prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus, other than at the market offerings of Common Stock, will be named in a pricing or prospectus supplement relating to such securities. At the market offerings of Common Stock may be made by agents. Commissions payable by us to agents will be set forth in a pricing or prospectus supplement relating to the securities being offered. Unless otherwise indicated in a pricing or prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable pricing or prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from SCANA's Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of SCANA's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from SCE&G's Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 VALIDITY OF THE SECURITIES

        McNair Law Firm, P.A., of Columbia, South Carolina, and Ronald T. Lindsay, Esq., our Senior Vice President and General Counsel, will pass upon the validity of the securities for us. Troutman Sanders LLP, of Richmond, Virginia, may pass upon certain legal matters in connection with the securities for any underwriters, dealers or agents and, in passing upon such legal matters, Troutman Sanders LLP is entitled to rely as to all matters of South Carolina law upon the opinion of Ronald T. Lindsay, Esq. From time to time, Troutman Sanders LLP renders legal services to us and certain of our subsidiaries.

        At October 31, 2009, Ronald T. Lindsay, Esq., owned beneficially 283 shares of SCANA's Common Stock, including shares acquired by the trustee under SCANA's Stock Purchase-Savings Program by use of contributions made by Mr. Lindsay and earnings thereon and including shares purchased by that trustee by use of SCANA contributions and earnings thereon.

$

SCANA Corporation

2009 Series A          % Enhanced Junior Subordinated Notes

PROSPECTUS SUPPLEMENT

November     , 2009

Joint Book-Running Managers

BofA Merrill Lynch

Morgan Stanley

Wells Fargo Securities